Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

CONOCOPHILLIPS

and

PHILLIPS 66

dated as of

[            ] [    ], 2012

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- ii -

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Section 13.15	Dispute Resolution	55

Section 13.16	Performance	55

Section 13.17	Construction	55

Section 13.18	Effect if Distribution Does Not Occur	55

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EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT, dated as of [                    ], 2012, is entered into by and between ConocoPhillips, a Delaware corporation (“COP”), and Phillips 66, a Delaware corporation (“Phillips 66”). COP and Phillips 66 are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, COP has determined that it would be appropriate, desirable and in the best interests of COP and the shareholders of COP to separate the Phillips 66 business from COP;

WHEREAS, COP and Phillips 66 have entered into the Separation and Distribution Agreement, dated [                    ], 2012 (the “Separation Agreement”), in connection with the separation of the Phillips 66 business from COP and the Distribution of Phillips 66 Common Stock to shareholders of COP;

WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of Phillips 66 and its subsidiaries from COP; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for the Parties to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs, and certain other employment matters.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 1.1 General Principles. (a) Each member of the COP Group and each member of the Phillips 66 Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the COP Pension Plan, COP 401(k) Plan, COP Welfare Plans and COP Benefit Plans by all Phillips 66 Group Employees shall terminate in connection with the Distribution as and when provided under this Agreement (or if not specifically provided under this Agreement, as of the Effective Time).

(b) Except as otherwise provided in this Agreement, effective as of the Distribution Date, one or more members of the Phillips 66 Group (as determined by Phillips 66) shall assume or continue the sponsorship of, and no member of the COP Group shall have any further Liability with respect to or under, the following agreements, obligations and Liabilities, and Phillips 66 shall indemnify each member of the COP Group, and the officers, directors, and employees of each member of the COP Group, and hold them harmless with respect to such agreements, obligations or Liabilities:

(i) any and all individual agreements entered into between any member of the COP Group and any Phillips 66 Group Employee;

(ii) any and all agreements entered into between any member of the COP Group and any individual who is an independent contractor providing services primarily for the business activities of the Phillips 66 Group;

(iii) any and all collective bargaining agreements, collective agreements and trade union or works council agreements entered into between any member of the COP Group and any union, works council or other body representing only Phillips 66 Group Employees;

(iv) any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, and any other employee compensation or benefits payable to or on behalf of any Phillips 66 Group Employees after the Distribution Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other employee compensation or benefits are or may have been earned;

(v) any and all moving expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any Phillips 66 Group Employees that have not been paid prior to the Distribution Date;

(vi) any and all immigration-related, visa, work application or similar rights, obligations and Liabilities related to any Phillips 66 Group Employees; and

(vii) any and all Liabilities and obligations whatsoever with respect to claims made by or with respect to any Phillips 66 Group Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the COP Group pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any member of the Phillips 66 Group or any officer, director, employee or agent thereof on or prior to the Distribution Date.

(c) Except as otherwise provided in this Agreement, effective as of the Effective Time, no member of the Phillips 66 Group shall have any further Liability for, and COP shall indemnify each member of the Phillips 66 Group, and the officers, directors, and employees of each member of the Phillips 66 Group, and hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any COP Group Employees or Former COP Group Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the Phillips 66 Group pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any member of the COP Group or any officer, director, employee or agent thereof on, prior to or after the Distribution Date.

Section 1.2 Service Credit.

(a) Service for Eligibility, Vesting, and Benefit Purposes. Except as otherwise provided in any other provision of this Agreement, the Phillips 66 Pension Plan, the Phillips 66 401(k) Plan, and the Phillips 66 Welfare Plans shall, and Phillips 66 shall cause each member of the Phillips 66 Group to, recognize each Phillips 66 Group Employee full service credit for purposes of eligibility, vesting, determination of level of benefits and, to the extent applicable, benefit accruals under any Phillips 66 Benefit Plan for such Phillips 66 Group Employee’s service with any member of the COP Group on or prior to the Effective Time or Transfer Date, as applicable, to the same extent such service would be credited if it had been performed for a member of the Phillips 66 Group.

(b) Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records available to the first Party to document such service, plan participation and membership of such Employees and cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any Employee.

Section 1.3 Plan Administration.

(a) Transition Services. The Parties acknowledge that the COP Group or the Phillips 66 Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(b) Participant Elections and Beneficiary Designations. All participant elections and beneficiary designations made under any plan sponsored by a member of the COP Group prior to the Effective Time with respect to which Assets or Liabilities are transferred or allocated to plans maintained by a member of the Phillips 66 Group in accordance with this Agreement shall continue in effect under the applicable Phillips 66 plan, including deferral, investment and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders, to the extent allowed by applicable Law.

Section 1.4 No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Transfer Document, no participant in the Phillips 66 Pension Plan, Phillips 66 401(k) Plan, Phillips 66 SERP, Phillips 66 Deferred Compensation Plans, Phillips 66 Welfare Plan or other Benefit Plans of Phillips 66 shall receive benefits that duplicate benefits provided by the corresponding COP Benefit Plan or arrangement. Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any Transfer Document or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements to any compensation or Benefit Plan on the part of any COP Group Employee, Former COP Group Employee or Phillips 66 Group Employee.

Section 1.5 No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by COP and Phillips 66, as required by applicable Law, or as explicitly set forth in a Phillips 66 Benefit Plan, a Phillips 66 Group Employee shall be entitled to participate in the Phillips 66 Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding COP Benefit Plan as in effect immediately prior to the Distribution Date, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of Phillips 66 Group Employees participating or the participation rights therein that they had prior to the Effective Time.

ARTICLE II

DEFINITIONS

Section 2.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 2.1:

“Adjustment Time” means the Effective Time, except with regard to the provisions of Section 12.2(a), with regard to which it means the time that is immediately before the time that is immediately before the Effective Time.

“Adjusted COP PSU” has the meaning set forth in Section 4.6.

“Adjusted COP RSA” has the meaning set forth in Section 4.2(a).

“Adjusted COP RSU” has the meaning set forth in Section 4.5(c).

“Adjusted COP Non-exercisable Option” has the meaning set forth in Section 4.3(a)(i).

“Adjusted COP Unvested SAR” has the meaning set forth in Section 4.3(b)(i).

“Adjusted COP Exercisable Option” has the meaning set forth in Section 4.4(a)(i).

“Adjusted COP Vested SAR” has the meaning set forth in Section 4.4(b)(i).

“Affiliate” has the meaning set forth in the Separation Agreement.

“Agreement” means this Employee Matters Agreement, together with all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 13.9.

“Assets” has the meaning set forth in the Separation Agreement.

“Benefit Management Records” has the meaning set forth in Section 3.4(b)(i).

“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including pension plans, thrift plans, supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays.

“Business Days” means any day other than a Saturday or Sunday or a day in which banking institutions in Houston, Texas are authorized or requested by law to close.

“Canada Tax Act” means the Income Tax Act (Canada).

“Canadian Holder” has the meaning set forth in Section 12.2.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Code” has the meaning set forth in the Separation Agreement.

“Collective Bargaining Agreements” shall have the meaning set forth in Section 3.1(j).

“COP” has the meaning set forth in the preamble to this Agreement.

“COP Actuary” means an independent actuary selected by COP.

“COP Adjusted Exercise Price” has the meaning set forth in Section 4.3(a)(i).

“COP Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the COP Group immediately prior to the Effective Time.

“COP Common Stock” means the common stock, par value $0.01 per share, of COP.

“COP Deferred Compensation Plans” means the Key Employee Deferred Compensation Plan of COP, the Defined Contribution Make-up Plan of COP and the COP Director Deferral Plan for non-employee directors.

“COP Delayed Price Ratio” means, with respect to a Delayed Transfer Employee, the quotient obtained by dividing (i) the volume weighted average per share price of COP Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date by (ii) the volume weighted average per share price of Phillips 66 Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date.

“COP Delayed Share Ratio” means, with respect to a Delayed Transfer Employee, the quotient obtained by dividing (i) the volume weighted average per share price of Phillips 66 Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date by (ii) the volume weighted average per share price of COP Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date.

“COP Director” means any individual who is a non-employee member of the board of directors of COP immediately after the Effective Time.

“COP Entity” means any member of the COP Group.

“COP 401(k) Plan” means the ConocoPhillips Savings Plan.

“COP 401(k) Plan Beneficiaries” has the meaning set forth in Section 6.3(a).

“COP Grantor Trust” means the ConocoPhillips Grantor Trust.

“COP Group” shall have the same meaning as ConocoPhillips Group in the Separation Agreement.

“COP Group Employee” means, subject to the last sentence of Section 3.1(c), any individual who is employed by a member of the COP Group immediately after the Effective Time.

“COP Equity Plan” means any equity plan sponsored or maintained by COP immediately prior to the Distribution Date, including each of the plans set forth on Schedule 2.1(a).

“COP Options” means exercisable and non-exercisable options to purchase shares of COP Common Stock granted pursuant to any of the COP Equity Plans.

“COP Pension Plan” means the ConocoPhillips Retirement Plan.

“COP Post-Distribution Stock Value” means the simple average of the volume weighted average per share price of COP Common Stock trading on the NYSE during Regular Trading Hours on the first four Trading Days following the Distribution Date.

“COP Pre-Distribution Stock Value” means the simple average of the volume weighted average per share price of COP Common Stock trading “regular way with due bills” on the NYSE during Regular Trading Hours on the Distribution Date and the three immediately preceding Trading Days.

“COP Price Ratio” means the quotient obtained by dividing the COP Post-Distribution Stock Value by the COP Pre-Distribution Stock Value.

“COP PSUs” means restricted stock units issued in connection with COP’s Performance Share Program or in connection with Phillips Petroleum Company’s Long-Term Incentive Plan or its predecessors, and shall also include that certain grant of restricted stock made to James J. Mulva on June 20, 2000 (and tendered and exchanged for restricted stock units effective January 29, 2002), that certain grant of restricted stock units made to James J. Mulva on November 17, 2001, and that certain grant of restricted stock units made to James J. Mulva on May 8, 2005 (together with any dividend equivalents related thereto that have been issued as further restricted stock units).

“COP RSAs” means restricted stock awards issued under any of the COP Equity Plans.

“COP RSUs” means restricted stock units granted under any of the COP Equity Plans, other than those which are COP PSUs.

“COP SARs” means stock appreciation rights granted under any of the COP Equity Plans.

“COP SERP” means the non-qualified COP supplemental executive retirement plans, including the Key Employee Supplemental Retirement Plan.

“COP Severance” has the meaning set forth in Section 10.1.

“COP Share Ratio” means the quotient obtained by dividing the COP Pre-Distribution Stock Value by the COP Post-Distribution Stock Value.

“COP Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the COP Group as of immediately prior to the Effective Time, including each of the Welfare Plans set forth on Schedule 2.1(b).

“Delayed Transfer COP Option” shall have the meaning set forth in Section 4.3(b).

“Delayed Transfer Employees” means those COP Group Employees or Phillips 66 Group Employees whose transfer from COP Group to Phillips 66 Group or from Phillips 66 Group to COP Group, respectively, in connection with the Distribution will be delayed until after the Effective Time in accordance with the terms of the notice provided by COP to Phillips 66.

“Delayed Transfer Phillips 66 Option” shall have the meaning set forth Section 4.3(b).

“Distribution” has the meaning set forth in the Separation Agreement.

“Distribution Date” has the meaning set forth in the Separation Agreement.

“Distribution Ratio” shall be one share of Phillips 66 Common Stock for every two shares of COP Common Stock.

“Effective Time” means the time immediately before the effective time of the Distribution.

“Employee” means any COP Group Employee, Former COP Group Employee or Phillips 66 Group Employee.

“Employee Leasing Agreements” means the agreements between the Parties (or their respective Subsidiaries) for providing, on a limited basis, temporary services from individual employees of one Party or any of its Subsidiaries to the other Party or any of its Subsidiaries.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Estimated Pension Plan Transfer Amount” has the meaning set forth in Section 5.2 (b)(ii).

“FICA” has the meaning set forth in Section 3.1(h).

“Final Pension Plan Transfer Amount” has the meaning set forth in Section 5.2(b)(iv).

“Final Transfer Date” has the meaning set forth in Section 5.2(b)(v).

“FMLA” means the U.S. Family and Medical Leave Act, as amended, and the regulations promulgated thereunder.

“Former COP Group Employee” has the meaning set forth in Section 3.2.

“FSA Participation Period” has the meaning set forth in Section 8.3(b).

“FUTA” has the meaning set forth in Section 3.1(h).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“HSA Participation Period” has the meaning set forth in Section 8.3(c).

“Indemnification and Release Agreement” has the meaning set forth in the Separation Agreement.

“Initial Transfer Amount” has the meaning set forth in Section 5.2(b)(iv).

“IRS” means the Internal Revenue Service.

“Law” has the meaning set forth in the Separation Agreement.

“Liabilities” has the meaning set forth in the Separation Agreement.

“NYSE” means the New York Stock Exchange.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” has the meaning set forth in the Separation Agreement.

“Phillips 66” has the meaning set forth in the preamble to this Agreement.

“Phillips 66 Actuary” means an independent actuary selected by Phillips 66.

“Phillips 66 Adjusted Exercise Price” has the meaning set forth in Section 4.3(a)(ii).

“Phillips 66 Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the Phillips 66 Group immediately following the Effective Time.

“Phillips 66 Business” has the meaning set forth in the Separation Agreement.

“Phillips 66 Common Stock” means the common stock, par value $0.01 per share, of Phillips 66.

“Phillips 66 Delayed Price Ratio” means, with respect to a Delayed Transfer Employee, the quotient obtained by dividing (i) the volume weighted average per share price of Phillips 66 Common Stock on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date by (ii) the volume weighted average per share price of COP Common Stock on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date.

“Phillips 66 Delayed Share Ratio” means, with respect to a Delayed Transfer Employee, the quotient obtained by dividing (i) the volume weighted average per share price of COP Common Stock on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date by (ii) the volume weighted average per share price of Phillips 66 Common Stock on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date.

“Phillips 66 Deferred Compensation Plans” has the meaning set forth in Section 6.3.

“Phillips 66 Deferred Compensation Beneficiary” has the meaning set forth in Section 6.3.

“Phillips 66 Director” means any individual who is a non-employee member of the board of directors of Phillips 66 immediately after the Effective Time.

“Phillips 66 Entity” means any member of the Phillips 66 Group.

“Phillips 66 401(k) Plan” has the meaning set forth in Section 6.1.

“Phillips 66 401(k) Plan Beneficiaries” has the meaning set forth in Section 6.2.

“Phillips 66 FSA” has the meaning set forth in Section 8.3(b).

“Phillips 66 Group” has the meaning set forth in the Separation Agreement.

“Phillips 66 Group Employee” means, subject to the penultimate sentence of Section 3.1(c), any individual who is employed by a member of the Phillips 66 Group immediately after the Effective Time.

“Phillips 66 HSA” has the meaning set forth in Section 8.3(c).

“Phillips 66 New Equity Plan” means the plan adopted by Phillips 66 prior to the Effective Time and approved by COP, as sole shareholder of Phillips 66, under which the Phillips 66 equity-based awards described in Article IV shall be issued.

“Phillips 66 Option” means a Phillips 66 Exercisable Option or a Phillips 66 Non-exercisable Option.

“Phillips 66 Pension Participants” has the meaning set forth in Section 5.1.

“Phillips 66 Pension Plan” has the meaning set forth in Section 5.1.

“Phillips 66 Price Ratio” means the quotient obtained by dividing the Phillips 66 Stock Value by the COP Pre-Distribution Stock Value.

“Phillips 66 PSUs” means restricted stock units initially granted in connection with COP’s Performance Share Program or in connection with Phillips Petroleum Company’s Long-Term Incentive Plan or its predecessors.

“Phillips 66 RSAs” has the meaning set forth in Section 4.2(a).

“Phillips 66 SERP” has the meaning set forth in Section 7.1.

“Phillips 66 SERP Beneficiaries” has the meaning set forth in Section 7.1.

“Phillips 66 Share Ratio” means the quotient obtain by dividing the COP Pre-Distribution Stock Value by the Phillips 66 Stock Value.

“Phillips 66 Short-Term Incentive Plan” has the meaning set forth in Section 4.9(a).

“Phillips 66 Stock Value” means the simple average of the volume weighted average per share price of Phillips 66 Common Stock trading on the NYSE during Regular Trading Hours on the first four Trading Days following the Distribution Date.

“Phillips 66 Non-exercisable Option” has the meaning set forth in Section 4.3(a)(ii).

“Phillips 66 Exercisable Option” has the meaning set forth in Section 4.4(a)(ii).

“Phillips 66 Unvested SAR” has the meaning set forth in Section 4.4(b)(ii).

“Phillips 66 Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the Phillips 66 Group immediately after the Effective Time.

“Phillips 66 Welfare Plan Participants” has the meaning set forth in Section 8.1.

“Post-Distribution Value” means, with respect to a Person’s COP PSUs or RSUs or Phillips 66 PSUs or RSUs, as applicable, the product of (a) the number of shares of COP Common Stock or shares of Phillips 66 Common Stock, as applicable, subject to such COP PSUs or RSUs or Phillips 66 PSUs or RSUs, as applicable, immediately after the Adjustment Time, and (b) the COP Post-Distribution Stock Value or Phillips 66 Stock Value, as applicable.

“Pre-Distribution Spread” means, with respect to any exercisable COP Option, COP Option held by a Former Employee, COP Option held by a Specified Transition Employee, or vested COP SAR, the product of (a) the number of shares of COP Common Stock subject to such exercisable COP Option or vested COP SAR immediately prior to the Effective Time and (b) the excess of the COP Pre-Distribution Stock Value over the per-share exercise price for such exercisable COP Option, COP Option held by a Former Employee, COP Option held by a Specified Transition Employee, or vested COP SAR, prior to any adjustment contemplated by Article IV.

“Pre-Distribution Value” means, with respect to a Person’s COP PSUs or RSUs, the product of (a) the number of shares of COP Common Stock subject to such COP PSUs or RSUs immediately prior to the Adjustment Time, and (b) the COP Pre-Distribution Stock Value.

“Privacy Contract” means any contract entered into in connection with applicable privacy protection Laws or regulations.

“Regular Trading Hours” means the period beginning at 9:30 A.M. New York City time and ending 4:30 P.M. New York City time.

“Revised Pension Plan Amount” has the meaning set forth in Section 5.2(b)(iv).

“Securities Act” has the meaning set forth in the Separation Agreement.

“Separation Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“Trading Day” means the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading and settlement in shares of COP Common Stock or Phillips 66 Common Stock is permitted on the NYSE.

“Transfer Date” means, with respect to a Delayed Transfer Employee, the date that such Delayed Transfer Employee commences employment with a member of the COP Group or Phillips 66 Group, as applicable, with the Transfer Date being specified in the notice provided by COP.

“Transfer Document” has the meaning set forth in the Separation Agreement.

“Transition Services Agreement” has the meaning set forth in the Separation Agreement.

“True-Up Amount” has the meaning set forth in Section 5.2(b)(v).

“U.S.” means the United States of America.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable state or local Law equivalent.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, or cashable credits.

Section 2.2 Interpretation. In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;

(c) reference to any gender includes the other gender and the neuter;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “shall” and “will” are used interchangeably and have the same meaning;

(f) the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(h) all references to a specific time of day in this Agreement shall be based upon Central Standard Time or Central Daylight Savings Time, as applicable, on the date in question;

(i) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified;

(j) accounting terms used herein shall have the meanings historically ascribed to them by COP and its Subsidiaries, including Phillips 66 for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(k) reference to any Article, Section or Schedule means such Article or Section of, or such Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(l) the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(m) the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the Distribution;

(n) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(o) reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(p) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(q) if there is any conflict between the provisions of the main body of this Agreement and the Schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(r) unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the U.S.;

(s) the titles to Articles and headings of Sections contained in this Agreement, in any Schedule and Exhibit and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and

(t) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

ARTICLE III

ASSIGNMENT OF EMPLOYEES

Section 3.1 Active Employees.

(a) Phillips 66 Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately following the Effective Time, the employment of each individual whose employment duties are to be primarily related to the business activities of the Phillips 66 Group immediately after the Distribution Date (collectively, the “Phillips 66 Group Employees”) shall be continued by a member of the Phillips 66 Group or shall be assigned and transferred to a member of the Phillips 66 Group (in each case, with such member as determined by Phillips 66). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(b) COP Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately following the Effective Time, the employment of each individual whose employment duties are to be primarily related to the business activities of the COP Group immediately after the Distribution Date (collectively, the “COP Group Employees”) shall be continued by a member of the COP Group or shall be assigned and transferred to a member of the COP Group (in each case as determined by COP ). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.

(c) Delayed Transfer Employees. The Parties recognize that a certain number of the COP Group Employees who are Delayed Transfer Employees will be providing services to the Phillips 66 Group pursuant to the terms of the Transition Services Agreement and that certain of such Employees will be transferred to a Phillips 66 Entity at or around the time of the termination of the services being provided under the Transition Services Agreement. In addition, the Parties recognize that it is in the best interest of both Parties to defer the transfers of certain other Delayed Transfer Employees until after the Distribution Date.

Furthermore, the Parties recognize the possibility that an Employee may be transferred to the Phillips 66 Group and become a Phillips 66 Group Employee at the Effective Time, but at a later time (no later than December 31, 2012), be transferred back to the COP Group and become a COP Group Employee, upon the approval of both COP and Phillips 66. Effective not later than the Transfer Date specified in the notice provided by COP (if to a COP Group Employee) or by Phillips 66 (if to a Phillips 66 Group Employee), Delayed Transfer Employees will be transferred to the Phillips 66 Group or to the COP Group, as applicable. The Parties will cooperate and negotiate in good faith to amend the Transfer Dates as may reasonably be required by the Parties, taking into consideration (i) any adjustments to the termination of the applicable services under the Transition Services Agreement for which a Delayed Transfer Employee was primarily providing support under such agreement in order to avoid any material disruptions in the applicable services being provided under such agreement, (ii) any adjustments in the work assignments of the applicable Delayed Transfer Employee for the COP Group or the Phillips 66 Group that reasonably require the Transfer Date of such Delayed Transfer Employee to be adjusted, and (iii) the need to avoid any break in service for the Delayed Transfer Employees; provided that in no event shall the Transfer Date for any Delayed Transfer Employee extend more than the earlier of December 31, 2012 or three (3) months beyond the applicable Transfer Date provided in the notice. Notwithstanding anything to the contrary in this Agreement, Delayed Transfer Employees who are COP Group Employees as of immediately following the Effective Time and are subsequently transferred to the Phillips 66 Group pursuant to this Section 3.1(c) shall be treated as COP Group Employees for all purposes of this Agreement until their actual transfer, upon and following which they shall be treated as Phillips 66 Group Employees for all purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, Delayed Transfer Employees who are Phillips 66 Group Employees as of the day immediately following the Distribution Date and are subsequently transferred to the COP Group pursuant to this Section 3.1(c) shall be treated as Phillips 66 Group Employees for all purposes of this Agreement during their time served as an employee of the Phillips 66 Group, until their actual transfer, upon and following which they shall be treated as COP Group Employees for all purposes of this Agreement.

(d) Leased Employees. COP Group Employees who have been leased or seconded to the Phillips 66 Group through an Employee Leasing Agreement shall remain in the COP Benefits Plans during the duration of the secondment or leasing, which shall not exceed 18 months. Phillips 66 Group Employees who have been leased or seconded to the COP Group through an Employee Leasing Agreement shall remain in the Phillips 66 Benefit Plans during the duration of the secondment or leasing, which shall not exceed 18 months. Any such employee leasing agreement(s) shall require the company benefiting from the services of each leased employee to fully reimburse the leasing company for the cost of each such employee’s remuneration and shall contain other terms and conditions consistent with an arm’s length commercial relationship between the leasing company and service recipient.

(e) At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the COP Group or any member of the Phillips 66 Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Distribution Date (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.

(f) Severance. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.1 shall not be deemed a severance of employment of any Employee for purposes of this Agreement or any Benefit Plan of any member of the COP Group or any member of the Phillips 66 Group.

(g) Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan of any member of the COP Group or any member of the Phillips 66 Group.

(h) Payroll and Related Taxes. With respect to the portion of the tax year occurring prior to the day immediately following the Distribution Date, COP will (i) be responsible for all payroll obligations, tax withholding and reporting obligations and (ii) furnish a Form W-2 or similar earnings statement to all Phillips 66 Group Employees for such period. With respect to the remaining portion of such tax year, Phillips 66 will (i) be responsible for all payroll obligations, tax withholding, and reporting obligations regarding Phillips 66 Group Employees and (ii) furnish a Form W-2 or similar earnings statement to all Phillips 66 Group Employees. With respect to each Phillips 66 Group Employee, COP and Phillips 66 shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (i) treat Phillips 66 (or the applicable Phillips 66 Entity) as a “successor employer” and COP (or the applicable COP Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”), (b) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Effective Time with respect to each such Phillips 66 Group Employee for the tax year during which the Effective Time occurs, and (c) file tax returns, exchange wage payment information, and report wage payments made by the respective predecessor and successor employer on separate IRS Forms W2 or similar earnings statements to each such Phillips 66 Group Employee for the tax year in which the Effective Time occurs, in a manner provided in Section 4.02(l) of Revenue Procedure 2004-53.

(i) Employment Contracts; Expatriate Obligations. Phillips 66 will assume and honor, or will cause a Phillips 66 Entity to assume and honor, any agreements to which any Phillips 66 Group Employee is party with either any COP Entity or any joint venture with a COP Entity, including any (i) employment contract, (ii) retention, severance or change of control arrangement or (iii) expatriate (including any international assignee) contract or arrangement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country).

(j) Collective Bargaining Agreements. Schedule 3.1(j) sets forth a list of collective bargaining agreements relating to the Phillips 66 Group Employees in effect on the date of this Agreement (the “Collective Bargaining Agreements”). Prior to the Distribution Date, COP and Phillips 66 will take or cause to be taken any actions necessary to cause a Phillips 66 Entity to assume the Collective Bargaining Agreements to the maximum extent permitted by applicable Law. Nothing in this Agreement is intended to alter the provisions of any Collective Bargaining Agreement or modify in any way the obligations owed to the Employees covered by any such agreement.

Section 3.2 Former Employees. All former employees of COP who have an employment end date on or before the Effective Time, regardless of whether or not they provided services to a downstream business while employed by COP, shall be a “Former COP Group Employee.”

Section 3.3 Employment Law Obligations.

(a) WARN Act. After the Effective Time, (i) COP shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any COP Group Employee and (ii) Phillips 66 shall be responsible for providing any necessary WARN notice (and meeting any similar state Law notice requirements) with respect to any termination of employment of any Phillips 66 Group Employee.

(b) Compliance With Employment Laws. On and after the Distribution Date, (i) each member of the COP Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of COP Group Employees and the treatment of any applicable Former COP Group Employees in respect of their former employment, and (ii) each member of the Phillips 66 Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of Phillips 66 Group Employees.

Section 3.4 Employee Records.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, COP and Phillips 66 (acting directly or through members of the COP Group or the Phillips 66 Group, respectively) shall provide to the other and their respective agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.

(b) Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law, on the Distribution Date, COP shall transfer and assign to Phillips 66 all personnel records, all immigration documents, including I-9 forms and work authorizations, all payroll deduction authorizations and elections, whether voluntary or mandated by Law, including but not limited to W-4 forms and deductions for benefits under the applicable Phillips 66 Benefit Plan and all absence management records, Family and Medical

Leave Act records, insurance beneficiary designations, Flexible Spending Account enrollment confirmations, attendance, and return to work information (“Benefit Management Records”) relating to Phillips 66 Welfare Plan Participants. COP shall transfer and assign to Phillips 66 all personnel records, immigration documents, payroll forms and benefit management records relating to Delayed Transfer Employees as soon as administratively feasible after the Transfer Date for each Delayed Transfer Employee. Subject to any limitations imposed by applicable Law, COP, however, may retain originals of, copies of, or access to personnel Records, immigration records, payroll forms and Benefit Management Records as long as necessary to provide services to Phillips 66 (acting on its behalf pursuant to the Transition Services Agreement between the Parties entered into as of the date of this Agreement). Immigration records will, if and as appropriate, become a part of Phillips 66’s public access file. Phillips 66 will use personnel records, payroll forms and benefit management records for lawful purposes only, including calculation of withholdings from wages and personnel management. It is understood that following the Distribution Date, COP records so transferred and assigned may be maintained by Phillips 66 (acting directly or through one of its Subsidiaries) pursuant to Phillips 66’s applicable records retention policy.

(c) Access to Records. To the extent not inconsistent with this Agreement and any applicable privacy protection Laws or regulations or Privacy Contracts, reasonable access to Employee-related records after the Distribution Date will be provided to members of the COP Group and members of the Phillips 66 Group pursuant to the terms and conditions of Section 5.7 of the Indemnification and Release Agreement. In addition, notwithstanding anything to the contrary, Phillips 66 shall provide COP with reasonable access to those records necessary for its administration of any plans or programs on behalf of COP Group Employees and Former COP Group Employees after the Distribution Date as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. COP shall also be permitted to retain copies of all restrictive covenant agreements with any Phillips 66 Group Employee in which any member of the COP Group has a valid business interest. In addition, COP shall provide Phillips 66 with reasonable access to those records necessary for its administration of any plans or programs on behalf of Phillips 66 Group Employees after the Distribution Date as permitted by any applicable privacy protection Laws or regulations or Privacy Contracts. Phillips 66 shall also be permitted to retain copies of all restrictive covenant agreements with any COP Group Employee or Former COP Group Employee in which any member of the Phillips 66 Group has a valid business interest.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, COP and Phillips 66 shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations, Privacy Contracts and internal policies applicable to such information.

(e) No Access to Computer Systems or Files. Except as set forth in the Indemnification and Release Agreement or any Transfer Document, no provision of this Agreement shall give (i) any member of the COP Group direct access to the computer systems or other files, records or databases of any member of the Phillips 66 Group or (ii) any member of the Phillips 66 Group direct access to the computer systems or other files, records or databases of any member of the COP Group, unless specifically permitted by the owner of such systems, files, records or databases.

(f) Confidentiality. The provisions of this Section 3.4 shall be in addition to, and not in derogation of, the provisions of the Indemnification and Release Agreement governing confidential information, including Section 5.8 of the Indemnification and Release Agreement. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Indemnification and Release Agreement and any other applicable agreement and applicable Law.

(g) Cooperation. Each Party shall use commercially reasonable efforts to cooperate to share, retain, and maintain data and records that are necessary or appropriate to further the purposes of this Section 3.4 and for each Party to administer its respective Benefit Plans to the extent consistent with this Agreement and applicable Law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 3.4. Except as provided under any Transfer Document, no Party shall charge another Party a fee for such cooperation.

Section 3.5 Non-Solicitation. Each party agrees that, for a period of one year from the Distribution Date, such party (a “Soliciting Party”) will not solicit for employment any employee of any other party (a “Protected Party”); provided, however, that it is understood that this employee non-solicitation provision shall not prohibit: (a) any transfers of Delayed Transfer Employees; (b) generalized solicitations by advertising and the like, which are not directed to specific individuals or employees of the Protected Party; or (c) solicitations of persons whose employment was terminated by the Protected Party.

ARTICLE IV

EQUITY AND INCENTIVE COMPENSATION PLANS

Section 4.1 General Principles.

(a) COP and Phillips 66 shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article IV, including, to the extent practicable, providing written notice or similar communication to each Employee who holds one or more awards granted under any of the COP Equity Plans informing such Employee of (i) the actions contemplated by this Article IV with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under any of the COP Equity Plans during which time awards may not be exercised or settled, as the case may be.

(b) Following the Distribution, a grantee who has outstanding awards under one or more of the COP Equity Plans and/or replacement awards under the Phillips 66 New Equity Plan shall be considered to have been employed by the applicable plan sponsor before and after the Distribution for purposes of (i) vesting and (ii) determining the date of termination of employment as it applies to any such award.

(c) No award described in this Article IV, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

(d) The adjustment or conversion of COP Options, COP SARs, COP RSUs and COP PSUs shall be effectuated in a manner that is intended to avoid the imposition of any penalty or other taxes on the holders thereof pursuant to Section 409A of the Code.

Section 4.2 Restricted Stock. Each holder of outstanding COP RSAs immediately prior to the Effective Time, whether a COP Group Employee, a Former COP Group Employee or a Phillips 66 Group Employee, shall receive, upon the Distribution being made, such number of shares of Phillips 66 restricted stock (“Phillips 66 RSAs”) as determined by applying the Distribution Ratio in the same way as if the outstanding COP RSAs were fully vested shares of COP Common Stock as of the Effective Time. The COP RSAs outstanding following the Distribution are hereinafter referred to as “Adjusted COP RSAs.” Except as set forth in this Section 4.2, the Adjusted COP RSAs and the Phillips 66 RSAs shall be subject to substantially the same terms and conditions immediately following the Effective Time as applicable to COP RSAs immediately prior to the Effective Time.

Section 4.3 Non-exercisable Stock Options.

(a) Treatment of Outstanding Non-exercisable Stock Options.

(i) COP Group Employees. Each non-exercisable COP Option outstanding under the COP Equity Plans which is held by a COP Group Employee shall remain an option to purchase COP Common Stock issued under the applicable COP Equity Plan (each such option, an “Adjusted COP Non-exercisable Option”). Each Adjusted COP Non-exercisable Option shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding non-exercisable COP Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the per-share exercise price of each such Adjusted COP Non-exercisable Option shall be equal to the product of (A) the per-share exercise price of the corresponding non-exercisable COP Option immediately prior to the Effective Time and (B) the COP Price Ratio, rounded up to the nearest whole cent (the “COP Adjusted Exercise Price”); and

(y) the number of shares of COP Common Stock subject to each such Adjusted COP Non-exercisable Option shall be equal to the product of (A) the number of shares of COP Common Stock subject to the corresponding non-exercisable COP Option immediately prior to the Effective Time and (B) the quotient obtained by dividing (I) the excess of the COP Pre-Distribution Stock Value over the original exercise price of such non-exercisable COP Option by

(II) the excess of the COP Post-Distribution Stock Value over the COP Adjusted Exercise Price, with any fractional share rounded down to the nearest whole share.

(ii) Phillips 66 Group Employees. Each non-exercisable COP Option outstanding under the COP Equity Plans which is held by a Phillips 66 Employee at the Effective Time shall be converted as of the Effective Time into an option to purchase shares of Phillips 66 Common Stock (each such option, a “Phillips 66 Non-exercisable Option”) pursuant to the terms of the Phillips 66 New Equity Plan subject to terms and conditions after the Effective Time that are substantially similar to the terms and conditions applicable to the corresponding non-exercisable COP Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the per-share exercise price of each such Phillips 66 Non-exercisable Option shall be equal to the product of (A) the per-share exercise price of the corresponding non-exercisable COP Option immediately prior to the Effective Time and (B) the Phillips 66 Price Ratio, rounded up to the nearest whole cent (the “Phillips 66 Adjusted Exercise Price”); and

(y) the number of shares of Phillips 66 Common Stock subject to each such Phillips 66 Non-exercisable Option shall be equal to the product of (A) the number of shares of COP Common Stock subject to the corresponding non-exercisable COP Option immediately prior to the Effective Time and (B) the quotient obtained by dividing (I) the excess of the COP Pre-Distribution Stock Value over the original exercise price of such non-exercisable COP Option by (II) the excess of the Phillips 66 Stock Value over the Phillips 66 Adjusted Exercise Price, with any fractional share rounded down to the nearest whole share.

(iii) Former Employees. Each non-exercisable COP Option held by a Former Employee shall be adjusted at the Effective Time such that the holder of such non-exercisable COP Option shall immediately following the Effective Time holds an adjusted non-exercisable option to purchase COP Common Stock (an “Adjusted COP Non-exercisable Option”) and a non-exercisable option to purchase Phillips 66 Common Stock (a “Phillips 66 Non-exercisable Option”). Each Adjusted COP Non-exercisable Option and Phillips 66 Non-exercisable Option shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding exercisable COP Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the per-share exercise price of each such Adjusted COP Non-exercisable Option shall be the COP Adjusted Exercise Price; and (y) the number of shares of COP Common Stock subject to each such Adjusted COP Non-exercisable Option shall be equal to the product of such number of shares multiplied by the quotient obtained by dividing (A) the Pre-Distribution Spread by (B) the sum of (I) the excess of the COP Post-Distribution Stock Value over the COP Adjusted Exercise Price plus (II) one half the excess of the Phillips 66 Stock Value over the Phillips 66 Adjusted Exercise Price; and

(y) the per-share exercise price of each such Phillips 66 Non-exercisable Option shall be the Phillips 66 Adjusted Exercise Price, and (y) the number of shares of Phillips 66 Common Stock subject to each such Phillips 66 Non-exercisable Option shall be equal to one half the number of shares subject to the corresponding Adjusted COP Exercisable Option, with any fractional share rounded down to the nearest whole share.

(b) Special Rules for Delayed Transfer Employees Holding Non-exercisable Stock Options.

(i) Each non-exercisable COP Option held by a Delayed Transfer Employee who is not a Phillips 66 Employee shall be treated as set forth in Section 4.3(a)(i) on the same basis as any other non-exercisable COP Option. Each non-exercisable COP Option held by a Delayed Transfer Employee who is a Phillips 66 Employee shall be treated as set forth in Section 4.3(a)(ii) on the same basis as any other non-exercisable COP Option held by Phillips 66 Employees.

(ii) Each non-exercisable COP Option held by a Delayed Transfer Employee who transfers from the COP Group to the Phillips 66 Group shall be converted as of such Transfer Date into an option to purchase shares of Phillips 66 Common Stock (each such option, a “Delayed Transfer Phillips 66 Option”) pursuant to the terms of the applicable Phillips 66 equity plan and shall be subject to terms and conditions after such Delayed Transfer Employee’s Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding Adjusted COP Non-exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date; provided, however, that from and after the Effective Time:

(x) the per-share exercise price of each such Delayed Transfer Phillips 66 Option shall be equal to the product of (A) the per-share exercise price of the corresponding Adjusted COP Non-exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date and (B) the Phillips 66 Delayed Price Ratio, rounded up to the nearest whole cent; and

(y) the number of shares of Phillips 66 Common Stock subject to each such Delayed Transfer Phillips 66 Option shall be equal to the product of (A) the number of shares of COP Common Stock subject to the corresponding Adjusted COP Non-exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date and (B) the quotient obtained by dividing (I) the excess of the volume weighted average per share price of COP Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date over the exercise price of the Adjusted COP Non-exercisable Option by (II) the excess of the volume weighted average per share price of Phillips 66 Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date over the exercise price for the Delayed Transfer Phillips 66 Option, as determined under clause (x) of this Section 4.3(b)(ii), with any fractional share rounded down to the nearest whole share.

(iii) Each Phillips 66 Non-exercisable Option held by a Delayed Transfer Employee who transfers from the Phillips 66 Group to the COP Group shall be converted as of such Transfer Date into an option to purchase shares of COP Common Stock (each such option, a “Delayed Transfer COP Option”) pursuant to the terms of the applicable COP equity plan and shall be subject to terms and conditions after such Delayed Transfer Employee’s Transfer Date that are substantially similar (to the extent practicable) to the terms and conditions applicable to the corresponding Phillips 66 Non-exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date; provided, however, that from and after the Effective Time:

(x) the per-share exercise price of each such Delayed Transfer COP Option shall be equal to the product of (A) the per-share exercise price of the corresponding Phillips 66 Non-exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date and (B) the COP Delayed Price Ratio, rounded up to the nearest whole cent; and

(y) the number of shares of COP Common Stock subject to each such Delayed Transfer COP Option shall be equal to the product of (A) the number of shares of Phillips 66 Common Stock subject to the corresponding Phillips 66 Non-exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date and (B) the quotient obtained by dividing (I) the excess of the volume weighted average per share price of Phillips 66 Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date over the exercise price of the Phillips 66 Non-exercisable Option by (II) the excess of the volume weighted average per share price of COP Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date over the exercise price for the Delayed Transfer COP Option, as determined under clause (x) of this Section 4.3(b)(iii), with any fractional share rounded down to the nearest whole share.

Section 4.4 Exercisable Stock Options and Vested Stock Appreciation Rights.

(a) Treatment of Outstanding Exercisable Stock Options. Each Exercisable COP Option regardless of who holds such exercisable COP option shall be adjusted at the Effective Time such that the holder of such exercisable COP Option shall immediately following the Effective Time holds an adjusted exercisable option to purchase COP Common Stock (an “Adjusted COP Exercisable Option”) and an exercisable option to purchase Phillips 66 Common Stock (a “Phillips 66 Exercisable Option”). Each Adjusted COP Exercisable Option and Phillips 66 Exercisable Option shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding exercisable COP Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) (x) the per-share exercise price of each such Adjusted COP Exercisable Option shall be the COP Adjusted Exercise Price; and (y) the number of shares of COP Common Stock subject to each such Adjusted COP Exercisable Option shall be equal to the product of such number of shares multiplied by the quotient obtained by dividing (A) the Pre-Distribution Spread by (B) the sum of (I) the excess of the COP Post-Distribution Stock Value over the COP Adjusted Exercise Price plus (II) one half the excess of the Phillips 66 Stock Value over the Phillips 66 Adjusted Exercise Price; and

(ii) (x) the per-share exercise price of each such Phillips 66 Exercisable Option shall be the Phillips 66 Adjusted Exercise Price, and (y) the number of shares of Phillips 66 Common Stock subject to each such Phillips 66 Exercisable Option shall be equal to one half the number of shares subject to the corresponding Adjusted COP Exercisable Option, with any fractional share rounded down to the nearest whole share.

(b) Treatment of Outstanding Vested Stock Appreciation Rights. Each vested COP SAR regardless of who holds such vested COP SAR, shall be adjusted as of the Effective Time such that the holder of such vested COP SAR shall, immediately following the Effective Time, holds an adjusted vested stock appreciation right with respect to COP Common Stock (an “Adjusted Vested COP SAR”) and a vested stock appreciation right with respect to Phillips 66 Common Stock (a “Vested Phillips 66 SAR”). Each Adjusted Vested COP SAR and each Vested Phillips 66 SAR shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding vested COP SAR immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) (x) the per-share exercise price of each such Adjusted Vested COP SAR shall be the COP Adjusted Exercise Price, and (y) the number of shares of COP Common Stock subject to each such Adjusted Vested COP SAR shall be equal to the product of the number of such shares multiplied by the quotient obtained by dividing (A) the Pre-Distribution Spread by (B) the sum of (I) the excess of the COP Post-Distribution Stock Value over the COP Adjusted Exercise Price plus (II) one half the excess of the Phillips 66 Stock Value over the Phillips 66 Adjusted Exercise Price, with any fractional share rounded down to the nearest whole share; and

(ii) (x) the per-share exercise price of each such Vested Phillips 66 SAR shall be the Phillips 66 Adjusted Exercise Price, and (y) the number of shares of Phillips 66 Common Stock subject to each such Vested Phillips 66 SAR shall be equal to one half the number of shares subject to the corresponding Adjusted Vested COP SAR, with any fractional share rounded down to the nearest whole share.

Section 4.5 Restricted Stock Units.

(a) Treatment of COP RSUs Held by COP Group Employees and Former COP Group Employees. COP RSUs held by a COP Group Employee or a Former COP Group Employee immediately prior to the Effective Time shall be adjusted by multiplying the number of COP RSUs subject to each grant by the COP Share Ratio. If the resulting product includes a fractional share, the number of COP RSUs shall be rounded up to the nearest whole share. The terms and condition to which the COP RSUs are subject shall be substantially the same terms and conditions prior to the Distribution and following the Distribution.

(b) Treatment of COP RSUs Held by Phillips 66 Group Employees. COP RSUs held by Phillips 66 Group Employees immediately prior to the Effective Time shall be replaced with an award of a number of Phillips 66 restricted stock units (the “Phillips 66 RSUs”) determined by multiplying the number of COP RSUs subject to each grant by the Phillips 66 Share Ratio. If the resulting product includes a fractional share, the number of Phillips 66 RSUs shall be rounded up to the nearest whole share. Phillips 66 RSUs shall be subject to substantially the same terms and conditions after the Distribution as the terms and conditions applicable to the corresponding COP RSUs immediately prior to the Distribution.

(c) Treatment of COP RSUs Held by COP Directors or Phillips 66 Directors. COP RSUs held by COP Directors or Phillips 66 Directors immediately prior to the Effective Time shall receive, upon the Distribution being made, such number of Phillips 66 RSUs as determined by applying the Distribution Ratio in the same way as if the COP RSUs were fully vested shares of COP Common Stock as of the Effective Time. The COP RSUs outstanding following the Distribution having been made are hereinafter referred to as “Adjusted COP RSUs.” The Adjusted COP RSUs and the Phillips 66 RSUs shall be subject to substantially the same terms and conditions immediately following the Effective Time as applicable to COP RSUs immediately prior to the Effective Time.

(d) Special Rules for Delayed Transfer Employees Holding RSUs.

(i) COP RSUs held by a Delayed Transfer Employee who is employed by Phillips 66 immediately following the Effective Time shall be adjusted under Section 4.5(b) above on the same basis as any other COP RSU held by any other Phillips 66 Employee. COP RSUs held by a Delayed Transfer Employee who is employed by COP immediately following the Effective Time shall be adjusted under Section 4.5(a) on the same basis as any other COP RSU held by an individual who is not a Phillips 66 Employee.

(ii) COP RSUs held by a Delayed Transfer Employee who transfers from the COP Group to the Phillips 66 Group shall be converted as of such Delayed Transfer Employee’s Transfer Date into Phillips 66 RSUs (“Delayed Transfer Phillips 66 RSUs”). Delayed Transfer Phillips 66 RSUs shall be granted pursuant to the terms of the applicable Phillips 66 equity plan and shall be subject to terms and conditions after the holder’s Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding COP RSU grant immediately prior to such Delayed Transfer Employee’s Transfer Date, except as provided in this Section 4.5(d)(ii). The number of Delayed Transfer Phillips 66 RSUs shall be determined by multiplying (A) the number of COP RSUs subject to each grant by (B) the Phillips 66 Delayed Share Ratio. Any fractional share which result from such calculation shall be rounded up to the nearest whole share.

(iii) Phillips 66 RSUs held by a Delayed Transfer Employee who transfers from the Phillips 66 Group to the COP Group shall be converted as of such Delayed Transfer Employee’s Transfer Date into COP RSUs (“Delayed Transfer COP RSUs”). Delayed Transfer COP RSUs shall be issued pursuant to the terms of the applicable COP equity plan and shall be subject to terms and conditions after the holder’s Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding Phillips 66 RSU grant immediately prior to such Delayed Transfer Employee’s Transfer Date, except as provided in this Section 4.5(d)(iii). The number of Delayed Transfer COP RSUs subject to each grant shall be determined by multiplying (A) the number of Phillips 66 RSUs subject to each grant by (B) the COP Delayed Share Ratio. Any fractional share which result from such calculation shall be rounded up to the nearest whole share.

Section 4.6 Performance Share Units. Each holder of outstanding COP PSUs, whether a COP Group Employee, a Former COP Group Employee or a Phillips 66 Group Employee, immediately prior to the Effective Time shall receive, upon the Distribution being made, such number of Phillips 66 PSUs as determined by applying the Distribution Ratio in the same way as if the COP PSUs were fully vested shares of COP Common Stock as of the Effective Time. The COP PSUs outstanding following the Distribution having been made are hereinafter referred to as “Adjusted COP PSUs.” The Adjusted COP PSUs and the Phillips 66 PSUs shall be subject to substantially the same terms and conditions immediately following the Effective Time as applicable to COP PSUs immediately prior to the Effective Time.

Section 4.7 Specified Transition Employees. Notwithstanding anything in this Agreement to the contrary, with regard to awards made to certain specified employees set forth on Schedule 4.7 (“Specified Transition Employees”), the following shall apply:

(a) Treatment of COP Options Held by Specified Transition Employees. COP Options granted (a “COP Specified Transition Option”) and held by a Specified Transition Employee immediately prior to the Effective Time shall be adjusted at the Effective Time such that the holder of such COP Specified Transition Option shall immediately following the Effective Time holds an adjusted option to purchase COP Common Stock (an “Adjusted COP Specified Transition Option”) and an option to purchase Phillips 66 Common Stock (a “Phillips 66 Specified Transition Option”). Each Adjusted COP Specified Transition Option and Phillips 66 Specified Transition Option shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding COP Specified Transition Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the per-share exercise price of each such Adjusted COP Specified Transition Option shall be the COP Adjusted Exercise Price; and (y) the number of shares of COP Common Stock subject to each such Adjusted COP Specified

Transition Option shall be equal to the product of such number of shares multiplied by the quotient obtained by dividing (A) the Pre-Distribution Spread by (B) the sum of (I) the excess of the COP Post-Distribution Stock Value over the COP Adjusted Exercise Price plus (II) one half the excess of the Phillips 66 Stock Value over the Phillips 66 Adjusted Exercise Price; and

(x) the per-share exercise price of each such Phillips 66 Specified Transition Option shall be the Phillips 66 Adjusted Exercise Price, and (y) the number of shares of Phillips 66 Common Stock subject to each such Phillips 66 Specified Transition Option shall be equal to one half the number of shares subject to the corresponding Adjusted COP Specified Transition Option, with any fractional share rounded down to the nearest whole share.

(b) Treatment of COP RSUs Held by Specified Transition Employees. COP RSUs granted in 2012 (“COP Specified Transition RSUs”) and held by a Specified Transition Employee immediately prior to the Effective Time shall receive, upon the Distribution being made, such number of Phillips 66 RSUs (“Phillips 66 Specified Transition RSUs”) as determined by applying the Distribution Ratio in the same way as if the COP Specified Transition RSUs were fully vested shares of COP Common Stock as of the Effective Time. The COP Specified Transition RSUs outstanding following the Distribution having been made are hereinafter referred to as “Adjusted COP Specified Transition RSUs.” The Adjusted COP Specified Transition RSUs and the Phillips 66 Specified Transition RSUs shall be subject to substantially the same terms and conditions immediately following the Effective Time as applicable to COP Specified Transition RSUs immediately prior to the Effective Time.

Section 4.8 Section 16(b) of the Exchange Act; Code Sections 162(m) and 409A. (a) By approving the adoption of this Agreement, the respective Boards of Directors of each of COP and Phillips 66 intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of COP and Phillips 66, and the respective Boards of Directors of COP and Phillips 66 also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the applicable COP Equity Plan and award agreement.

(b) Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), COP and Phillips 66 agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a penalty tax under Section 409A of the Code.

Section 4.9 Performance Share Program. (a) Immediately prior to the Effective Time, each ongoing performance period under the COP Performance Share Program shall be truncated and COP PSUs shall be granted on a prorated basis based on the portion of each performance period that has elapsed prior to the Effective Time to COP Group Employees and Phillips 66 Group Employees who are participating in the COP Performance Share Program immediately prior to the Effective Time based on actual performance as compared to the applicable quantitative and qualitative measures during each ongoing performance period.

(b) Not later than the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, adopt a performance share program that is substantially similar to the COP Performance Share Program and shall provide compensation opportunities under the Phillips 66 performance share program to each Phillips 66 Group Employee who participated in the COP Performance Share Program immediately prior to the Effective Time that are substantially similar to the compensation opportunities that such Phillips 66 Group Employees had under the COP Performance Share Program immediately prior to the Effective Time.

(c) Immediately following the Effective Time, COP shall provide the COP Group Employees who participated in the COP Performance Share Program immediately prior to the Effective Time with compensation opportunities under the COP Performance Share Program that are substantially similar to the compensation opportunities that such COP Group Employees had under the COP Performance Share Program immediately prior to the Effective Time.

Section 4.10 Liabilities for Settlement of Awards.

(a) Settlement of COP Options. COP shall be responsible for all Liabilities associated with COP Options (regardless of the holder of such awards) including any option exercise, share delivery, registration or other obligations related to the exercise of the COP Options.

(b) Settlement of Phillips 66 Options. Phillips 66 shall be responsible for all Liabilities associated with Phillips 66 Options (regardless of the holder of such awards) including any option exercise, share delivery, registration or other obligations related to the exercise of the Phillips 66 Options.

(c) Settlement of COP SARs. COP shall be responsible for all Liabilities associated with COP SARs (regardless of the holder of such awards) including any stock appreciation right exercise, share delivery, registration or other obligations related to the exercise of the COP SARs.

(d) Settlement of Phillips 66 SARs. Phillips 66 shall be responsible for all Liabilities associated with Phillips 66 SARs (regardless of the holder of such awards) including any stock appreciation right exercise, share delivery, registration or other obligations related to the exercise of the Phillips 66 SARs.

(e) Settlement of Outstanding COP Restricted Stock. COP shall be responsible for all Liabilities associated with COP Restricted Stock including any share delivery, registration or other obligations related to the settlement of the COP Restricted Stock awards.

(f) Settlement of Outstanding Phillips 66 Restricted Stock. Phillips 66 shall be responsible for all Liabilities associated with Phillips 66 Restricted Stock including any share delivery, registration or other obligations related to the settlement of the Phillips 66 Restricted Stock awards.

(g) Settlement of Outstanding COP RSUs. COP shall be responsible for all Liabilities associated with COP RSUs, including any share delivery, registration or other obligations related to the settlement of COP RSUs.

(h) Settlement of Outstanding Phillips 66 RSUs. Phillips 66 shall be responsible for all Liabilities associated with Phillips 66 RSUs, including any share delivery, registration or other obligations related to the settlement of the Phillips 66 RSUs.

Section 4.11 Bonus and Short-Term Incentive Payments.

(a) Not later than the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, adopt a plan that will provide annual bonus or short-term cash incentive compensation opportunities for Phillips 66 Group Employees and Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group that are substantially similar to the opportunities provided to such Employees immediately prior to the Effective Time (the “Phillips 66 Short-Term Incentive Plan”), subject to Phillips 66’s right to amend such plan after the Effective Time in accordance with the terms thereof. The Phillips 66 Short-Term Incentive Plan shall be approved prior to the Effective Time by COP, as the sole shareholder of Phillips 66 and Phillips 66 Group Employees shall participate in such Phillips 66 Short-Term Incentive Plan immediately following the Effective Time; provided, however, that service with COP shall be credited for the purposes of determining whether such Phillips 66 Group Employee had been a participant in the Phillips 66 Short-Term Incentive Plan during the applicable performance period.

(b) For the avoidance of doubt, (i) the Phillips 66 Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any Phillips 66 Employee is eligible to receive under any Phillips 66 Group annual bonus and other short-term incentive compensation plans with respect to payments made beginning at or after the Effective Time, including the Phillips 66 Short-Term Incentive Plan, and no member of the COP Group shall have any obligations with respect thereto, and (ii) the COP Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any COP Group Employee is eligible to receive under any COP annual bonus plans with respect to payments made beginning at or after the Effective Time, and no member of the Phillips 66 Group shall have any obligations with respect thereto.

Section 4.12 Form S-8. Upon or as soon as reasonably practicable after the Effective Time and subject to applicable Law, Phillips 66 shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of Phillips 66 Common Stock at a minimum equal to the number of shares subject to the Replacement Phillips 66 RSAs, Phillips 66 RSUs, Phillips 66 PSUs, Phillips 66 SARs, and the Phillips 66 Options. Phillips 66 shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any Phillips 66 RSAs, Phillips 66 RSUs, Phillips 66 PSUs, Phillips 66 SAR, and Phillips 66 Options remain outstanding.

Section 4.13 Tax Reporting and Withholding for Equity-Based Awards. COP (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of COP Group Employees or COP Group Former Employees from equity-based awards, and Phillips 66 (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of Phillips 66 Group Employees from equity-based awards. Similarly, COP will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards, and Phillips 66 will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards. Further, COP (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for COP Group Employees to each applicable taxing authority, and Phillips 66 (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for Phillips 66 Group Employees to each applicable taxing authority; provided, however, that either COP or Phillips 66 shall act as agent for the other company by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction to an appropriate taxing authority. COP and Phillips 66 acknowledge and agree that the parties will cooperate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

Section 4.14 Plan Administrator. Each of COP and Phillips 66 agrees that it will use Bank of America Merrill Lynch for at least two years immediately following the Effective Time to administer all employee equity awards that are outstanding immediately following the Effective Time (including all such equity awards that are adjusted in accordance with this Section 4).

Section 4.15 Approval of Phillips 66 New Equity Plan. Not later than the Effective Time, Phillips 66 shall, or shall have caused a Phillips 66 Entity to, have adopted the Phillips 66 New Equity Plan. The Phillips 66 New Equity Plan shall be approved prior to the Effective Time by COP, as the sole shareholder of Phillips 66.

ARTICLE V

U.S. QUALIFIED DEFINED BENEFIT PLANS

Section 5.1 Establishment of Phillips 66 Pension Plan. Effective as of the Distribution Date, Phillips 66 shall, or shall cause another Phillips 66 Entity to, establish a defined benefit pension plan and related trust to provide retirement benefits to Phillips 66 Group Employees who immediately prior to the Distribution Date were participants in a COP Pension Plan (such defined benefit pension plan, the “Phillips 66 Pension Plan” and such Phillips 66 Employees, the

“Phillips 66 Pension Plan Participants”). Phillips 66 shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain, and administer the Phillips 66 Pension Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Phillips 66 (acting directly or through members of the Phillips 66 Group) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Phillips 66 Pension Plan.

Section 5.2 Phillips 66 Pension Plan Participants.

(a) Assumption of COP Pension Plan Liabilities. Effective as of the Distribution Date, Phillips 66 (acting directly or through members of the Phillips 66 Group) hereby agrees to cause the Phillips 66 Pension Plan to assume, fully perform, pay, and discharge all Liabilities under the COP Pension Plan relating to all Phillips 66 Pension Plan Participants as of the Distribution Date or, with respect to Delayed Transfer Employees, the Transfer Date.

(b) Transfer of the COP Pension Plan Assets.

(i) The Parties intend that the portion of the COP Pension Plan covering Phillips 66 Pension Plan Participants shall be transferred to the Phillips 66 Pension Plan in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA. No later than thirty (30) days prior to the Distribution Date, COP and Phillips 66 (acting directly or through members of the COP Group or the Phillips 66 Group, respectively) shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of Assets and Liabilities from the COP Pension Plan to the Phillips 66 Pension Plan.

(ii) Prior to the Distribution Date (or such later time as mutually agreed by the Parties), COP shall cause the COP Actuary to determine the estimated value, as of the Distribution Date, of the Assets to be transferred to the Phillips 66 Pension Plan in accordance with the assumptions and valuation methodology set forth on Schedule 5.2(b) attached hereto (the “Estimated Pension Plan Transfer Amount”).

(iii) Not later than thirty (30) Business Days following the Distribution Date (or such later time as mutually agreed by the Parties), COP and Phillips 66 shall cooperate in good faith to cause an initial transfer of Assets from COP Pension Plan to the Phillips 66 Pension Plan in an amount equal to ninety percent (90%) of the Estimated Pension Plan Transfer Amount (such amount, the “Initial Transfer Amount”). COP shall satisfy its obligation pursuant to this Section 5.2(b)(iii) by causing the COP Pension Plan to transfer Assets equal to the Initial Transfer Amount. Assets may be transferred in cash, cash-like securities, or other cash equivalents, or in kind, or in a combination thereof, as determined by COP in its sole discretion.

(iv) Within two hundred seventy (270) days (or such later time as mutually agreed by the Parties) following the Distribution Date, COP shall cause the COP Actuary to provide Phillips 66 with a revised calculation of the value, as of the Distribution Date, of the Assets to be transferred to the Phillips 66 Pension Plan determined in accordance with the assumptions and valuation methodology set forth on Schedule 5.2(b) attached hereto (the “Revised Pension Plan Transfer Amount”). Phillips 66 may submit, at its sole cost and expense, the Revised Pension Plan Transfer Amount to the Phillips 66 Actuary for verification; provided, that, such verification process and any calculation performed by the Phillips 66 Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Schedule 5.2(b) attached hereto. In order to perform such verification, upon request from Phillips 66, the Phillips 66 Actuary will receive the data and additional detailed methodology used to calculate the Initial Transfer Amount and the Final Pension Plan Transfer Amount (if reasonably needed) from the COP Actuary. Phillips 66 will be responsible for the cost and expense of the Phillips 66 Actuary and COP will be responsible for the cost and expense for the COP Actuary for such data transfer. In the event the Phillips 66 Actuary so determines that the value, as of the Distribution Date, of the Assets to be transferred to the Phillips 66 Pension Plan differs from the Revised Pension Plan Transfer Amount, the Phillips 66 Actuary shall identify in writing to the COP Actuary all objections to the determination within sixty (60) days following provision of the revised value calculation to Phillips 66 pursuant to the first sentence of this paragraph (iv), and the Phillips 66 Actuary and COP Actuary shall use good faith efforts to reconcile any such difference. If the Phillips 66 Actuary and the COP Actuary fail to reconcile such differences, the Phillips 66 Actuary and the COP Actuary shall jointly designate a third, independent actuary whose calculation of the value, as of the Distribution Date, of the Assets to be transferred to the Phillips 66 Pension Plan shall be final and binding; provided, that, such calculation must be performed within sixty (60) days following designation of such third actuary and in accordance with the assumptions and valuation methodology set forth on Schedule 5.2(b) attached hereto; and provided, further, that such value shall be between the value determined by the Phillips 66 Actuary and the Revised Pension Plan Transfer Amount or equal to either such value. COP and Phillips 66 shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. The final, verified value, as of the Distribution Date, of the Assets to be transferred to the Phillips 66 Pension Plan as determined in accordance with this Section 5.2(b)(iv) shall be referred to herein as the “Final Pension Plan Transfer Amount.”

(v) Within forty-five (45) days (or such later time as mutually agreed by the Parties) of the determination of the Final Pension Plan Transfer Amount, COP shall cause the COP Pension Plan to transfer to the Phillips 66 Pension Plan (the date of such transfer, the “Final Transfer Date”) an amount (as determined by COP in its discretion, in kind, in cash, cash-like securities or other cash equivalents), equal to (A) the Final Pension Plan Transfer Amount minus (B) the Initial Transfer Amount (such difference, as adjusted to reflect earnings or losses as described in this Section 5.2(b)(v), the “True-Up Amount”); provided, that, in the event the True-Up Amount is negative, COP shall not be required to cause any such additional transfer and instead Phillips 66 shall be required to cause a transfer of cash, cash-like securities or other cash equivalents (or, if determined by COP in its discretion, assets in kind) from the Phillips 66 Pension Plan to the COP Pension Plan in an amount equal to the absolute value of the True-Up Amount. The Parties acknowledge that the COP Pension Plan’s transfer of the True-Up Amount to the Phillips 66 Pension Plan shall be in full settlement and satisfaction of the obligations of COP to cause the transfer of, and the COP Pension Plan to transfer, Assets to the Phillips 66 Pension Plan pursuant to this Section 5.2(b)(v). The True-Up Amount, if any, shall be paid from the COP Pension Plan to the Phillips 66 Pension Plan, as determined by COP in its discretion in kind, in cash, cash-like securities or other cash equivalents, and shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the Final Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the COP Pension Plan for the period commencing on (x) the first day of the calendar month in which the Distribution Date occurs, if the Distribution Date is any date other than the last day of a calendar month, or (y) the first day of the calendar month immediately following the Distribution Date, if the Distribution Date is the last day of a calendar month, and ending on the last calendar day of the month ending immediately prior to the Final Transfer Date. Earnings or losses for the period from such last day of the month to the Final Transfer Date shall be based on the actual rate of return of the COP Pension Plan during the last calendar month ending immediately prior to the Final Transfer Date determined as of the date that is as close as administratively practicable to the Final Transfer Date. In the event that Phillips 66 is obligated to cause the Phillips 66 Pension Plan to reimburse the COP Pension Plan pursuant to this Section 5.2(b)(v), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the True-Up Amount. The Parties acknowledge that the Phillips 66 Pension Plan’s transfer of such reimbursement amount to the COP Pension Plan shall be in full settlement and satisfaction of the obligations of Phillips 66 to cause the transfer of, and the Phillips 66 Pension Plan to transfer, Assets to the COP Pension Plan pursuant to this Section 5.2(b)(v).

(c) Continuation of Elections. As of the Distribution Date, Phillips 66 shall cause the Phillips 66 Pension Plan to recognize and maintain all existing elections, including, but not limited to, beneficiary designations, payments from elections and rights of alternate payees under qualified domestic relations orders with respect to Phillips 66 Pension Plan Participants under the COP Pension Plan.

Section 5.3 Delayed Transfer Employees. As of each Delayed Transfer Employee’s Transfer Date, Phillips 66 (acting directly or through a member of the Phillips 66 Group) shall cause the Phillips 66 Pension Plan to recognize, to the extent practicable, all existing elections under the COP Pension Plan, including beneficiary designations, payments from elections, and rights of alternate payees under qualified domestic relations orders with respect to each Delayed Transfer Employee who becomes a Phillips 66 Pension Plan Participant, and COP (acting directly or through a member of the COP Group) shall cause the COP Pension Plan to recognize, to the extent practicable, all existing elections under the Phillips 66 Pension Plan, including beneficiary designations, payments from elections, and rights of alternate payees under qualified domestic relations orders with respect to each Delayed Transfer Employee who becomes a COP Pension Plan Participant. As of each Delayed Transfer Employee’s Transfer Date, COP and Phillips 66 (acting directly or through a member of their respective Groups) shall take such actions as may be necessary to transfer assets and assume liabilities under the COP Pension Plan and the Phillips 66 Pension Plan in accordance with the provisions of Sections 5.1 and 5.2, but applied at the Transfer Date rather than at the Distribution Date.

ARTICLE VI

U.S. QUALIFIED DEFINED CONTRIBUTION PLANS

Section 6.1 Establishment of the Phillips 66 401(k) Plan. As of the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, establish a defined contribution plan and trust for the benefit of Phillips 66 Group Employees (the “Phillips 66 401(k) Plan”). Phillips 66 shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain, and administer the Phillips 66 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Phillips 66 (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Phillips 66 401(k) Plan.

Section 6.2 Transfer of COP 401(k) Plan Assets. Not later than thirty (30) days following the Distribution Date (or such later time as mutually agreed by the Parties), COP shall cause the accounts (including any outstanding loan balances) in the COP 401(k) Plan attributable to Phillips 66 Group Employees who will participate in the Phillips 66 401(k) Plan (the “Phillips 66 401(k) Plan Beneficiaries”) and all of the Assets in the COP 401(k) Plan related thereto to be transferred in-kind to the Phillips 66 401(k) Plan, and Phillips 66 shall cause the Phillips 66 401(k) Plan to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay, and discharge, all obligations of the COP 401(k) Plan relating to the accounts of the Phillips 66 401(k) Plan Beneficiaries (to the extent the Assets related to those accounts are actually transferred from the COP 401(k) Plan to the Phillips 66 401(k) Plan) as of the Distribution Date. The transfer of Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.

Section 6.3 Treatment of Phillips 66 Common Stock and COP Common Stock.

(a) Phillips 66 Common Stock Fund; Phillips 66 Common Stock Held in COP 401(k) Plan Accounts. The Phillips 66 401(k) Plan will provide, effective as of the Effective Time: (i) for the establishment of a Phillips 66 Common Stock fund; (ii) that such Phillips 66 Common Stock fund shall receive a transfer of and hold all shares of Phillips 66 Common Stock distributed in connection with the Distribution in respect of COP Common Stock held in COP 401(k) Plan accounts of Phillips 66 401(k) Plan Beneficiaries; and (iii) that, following the Effective Time, contributions made by or on behalf of such Phillips 66 401(k) Plan Beneficiaries may be allocated to the Phillips 66 Common Stock fund. Shares of Phillips 66 Common Stock distributed in connection with the Distribution in respect of shares of COP Common Stock held in COP 401(k) Plan accounts of COP Group Employees or Former COP Group Employees who participate in the COP 401(k) Plan (the “COP 401(k) Plan Beneficiaries”) shall be deposited in a Phillips 66 Common Stock fund under the COP 401(k) Plan, and COP 401(k) Plan Beneficiaries will be prohibited from increasing their holdings in such Phillips 66 Common Stock fund under the COP 401(k) Plan and may elect to liquidate their holdings in such Phillips 66 Common Stock fund and invest those monies in any other investment fund offered under the COP 401(k) Plan. Any shares of Phillips 66 Common Stock held in COP 401(k) Plan accounts of Phillips 66 Group Employees shall be transferred in kind to the trust underlying the Phillips 66 401(k) Plan pursuant to Section 6.2 of this Agreement.

(b) COP Common Stock in Phillips 66 401(k) Plan Accounts. Without limiting the generality of the provisions of Section 6.2, shares of COP Common Stock held in COP 401(k) Plan accounts of Phillips 66 401(k) Plan Beneficiaries prior to the Effective Time shall be transferred in kind to a COP Common Stock Fund under the Phillips 66 401(k) Plan pursuant to Section 6.2 of this Agreement. Phillips 66 401(k) Plan Beneficiaries will be prohibited from increasing their holdings in COP Common Stock under such COP Common Stock Fund and may elect to liquidate their holdings in such COP Common Stock Fund and invest those monies in any other investment fund offered under the Phillips 66 401(k) Plan.

Section 6.4 Continuation of Elections. As of the Distribution Date, Phillips 66 (acting directly or through members of the Phillips 66 Group) shall cause the Phillips 66 401(k) Plan to recognize and maintain all COP 401(k) Plan elections, including, but not limited to, deferral, investment, and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Phillips 66 Group Employees to the extent such election or designation is available under the Phillips 66 401(k) Plan.

Section 6.5 Delayed Transfer Employees. As of each Delayed Transfer Employee’s Transfer Date, Phillips 66 (acting directly or through a member of the Phillips 66 Group) shall cause the Phillips 66 401(k) Plan to recognize, to the extent practicable, all existing elections under the COP 401(k) Plan, including beneficiary designations, payments from elections, and rights of alternate payees under qualified domestic relations orders with respect to each Delayed Transfer Employee who becomes a Phillips 66 401(k) Plan Participant, and COP (acting directly or through a member of the COP Group) shall cause the COP 401(k) Plan to recognize, to the extent practicable, all existing elections under the Phillips 66 401(k) Plan, including beneficiary designations, payments from elections, and rights of alternate payees under qualified domestic relations orders with respect to each Delayed Transfer Employee who becomes a COP 401(k) Plan Participant. As of each Delayed Transfer Employee’s Transfer Date, COP and Phillips 66 (acting directly or through a member of their respective Groups) shall take such actions as may be necessary to transfer assets and assume liabilities under the COP 401(k) Plan and the Phillips 66 401(k) Plan in accordance with the provisions of Sections 6.2 and 6.3, but applied at the Transfer Date rather than at the Distribution Date.

Section 6.6 Tax Qualified Status. Phillips 66 will take all steps and make any necessary filings with the IRS to establish and maintain the Phillips 66 401(k) Plan so that it is qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code, including seeking and obtaining a favorable determination letter from the IRS as to such qualification. Furthermore, no later than thirty (30) days prior to the Distribution Date, COP and Phillips 66 (each acting directly or through their respective Affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the COP 401(k) Plan to the Phillips 66 401(k) Plan as discussed in this Article VI.

ARTICLE VII

NONQUALIFIED COMPENSATION PLANS

Section 7.1 Excess Benefit Plans.

(a) Establishing Phillips 66 SERP. On or prior to the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, establish and adopt an excess benefit plan (the “Phillips 66 SERP”) to provide each Phillips 66 Group Employee who was a participant in the COP SERP as of immediately prior to the Effective Time (the “Phillips 66 SERP Beneficiaries”) benefits in respect of service and compensation following the Effective Time substantially similar to those accrued with respect to such person under the COP SERP as of immediately prior to the Effective Time. Each member of the Phillips 66 Group shall cease to be a participating employer in the COP SERP, and the Phillips 66 Group Employees shall no longer participate in the COP SERP, effective as of the Effective Time. Notwithstanding the above, with respect to any Delayed Transfer Employee whose employment is transferred from a COP Entity to a Phillips 66 Entity on a Transfer Date and who was a participant in the COP SERP (and each alternate payee or beneficiary of such person) as of immediately prior to such Transfer Date, the Phillips 66 SERP shall provide benefits substantially similar to those accrued with respect to such person under the COP SERP as of immediately prior to such Delayed Transfer Employee’s transfer. The Parties agree that for purposes of the COP SERP the employment of a Phillips 66 SERP Beneficiary shall not be considered to have terminated as a result of the Distribution or the transfer of employment from COP (or a COP Entity) to Phillips 66 (or a Phillips 66 Entity), and such employment shall only be considered to terminate for purposes of the Phillips 66 SERP when the employment of such Phillips 66 SERP Beneficiary with the Phillips 66 Group terminates in accordance with the terms of the Phillips 66 SERP and applicable Laws.

(b) Liability and Responsibility. The Liabilities in respect of Phillips 66 SERP Beneficiaries under the COP SERP shall be assumed by the member of the Phillips 66 Group which sponsors the Phillips 66 SERP, effective as of the Effective Time; provided that such Liabilities in respect of each such Phillips 66 SERP Beneficiary who is a Delayed Transfer Employee shall be assumed by such member of the Phillips 66 Group effective as of close of business on the applicable Transfer Date. Phillips 66 shall have sole responsibility for the administration of the Phillips 66 SERP and the payment of benefits thereunder to or on behalf of Phillips 66 Group Employees, and no member of the COP Group shall have any liability or responsibility therefor. COP shall have sole responsibility for the administration of the COP SERP and the payment of benefits thereunder to or on behalf of COP Group Employees and Former COP Group Employees, and no member of the Phillips 66 Group shall have any liability or responsibility therefor.

Section 7.2 Key Employee Deferred Compensation Plans.

(a) Establishing Phillips 66 Deferred Compensation Plans. On or prior to the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, establish and adopt deferred compensation plans for its key employees and directors (the “Phillips 66 Deferred Compensation Plan”) to provide each Phillips 66 Group Employee or Phillips 66 Director who was a participant in the COP Deferred Compensation Plans as of immediately prior to the Effective Time (the “Phillips 66 Deferred Compensation Beneficiaries”) benefits in respect of service and compensation following the Effective Time substantially similar to those accrued with respect to such person under the COP Deferred Compensation Plans as of immediately prior to the Effective Time. As of the Effective Time, the Phillips 66 Group Employees shall no longer participate in the COP Deferred Compensation Plans. Notwithstanding the above, with respect to any Delayed Transfer Employee whose employment is transferred from a COP Entity to a Phillips 66 Entity on a Transfer Date and who was a participant in a COP Deferred Compensation Plan as of immediately prior to such Transfer Date, the Phillips 66 Deferred Compensation Plans shall provide benefits substantially similar to those available to such person under the COP Deferred Compensation Plans as of immediately prior to such Delayed Transfer Employee’s transfer. The Parties agree that for purposes of the COP Deferred Compensation Plans the employment of a Phillips 66 Deferred Compensation Beneficiary shall not be considered to have terminated as a result of the Distribution or the transfer of employment from COP (or a COP Entity) to Phillips 66 (or a Phillips 66 Entity), and such employment shall only be considered to terminate for purposes of the Phillips 66 Deferred Compensation Plans when the employment of such Phillips 66 Deferred Compensation Beneficiary with the Phillips 66 Group terminates in accordance with the terms of the Phillips 66 Deferred Compensation Plans and applicable Laws.

(b) Liability and Responsibility. The Liabilities in respect of Phillips 66 Deferred Compensation Beneficiaries under the COP Deferred Compensation Plans shall be assumed by the member of the Phillips 66 Group which sponsors the applicable Phillips 66 Deferred Compensation Plan, effective as of the Effective Time; provided that such Liabilities in respect of each such Phillips 66 Deferred Compensation Beneficiary who is a Delayed Transfer Employee shall be assumed by such member of the Phillips 66 Group effective as of close of business on the applicable Transfer Date. Phillips 66 shall have sole responsibility for the administration of the Phillips 66 Deferred Compensation Plans and the payment of benefits thereunder to or on behalf of Phillips 66 Group Employees, and no member of the COP Group shall have any liability or responsibility therefor. COP shall have sole responsibility for the administration of the COP Deferred Compensation Plans and the payment of benefits thereunder to or on behalf of COP Group Employees and Former COP Group Employees, and no member of the Phillips 66 Group shall have any liability or responsibility therefor.

Section 7.3 Treatment of Phantom Shares in Deferred Compensation Plans. Each cash-settled phantom share relating to COP Common Stock held in the COP Deferred Compensation Plans (or in any similar nonqualified deferred compensation arrangement maintained by a COP Entity) or the Phillips 66 Deferred Compensation Plans (a “COP Phantom Share”) on the Distribution Date shall be converted into, upon the Distribution being made, an adjusted COP Phantom Share and such number of phantom shares relating to Phillips 66 Common Stock (the “Phillips 66 Phantom Shares”) as determined by applying the Distribution Ratio in the same way as it is applied to shares of COP Common Stock on the Distribution Date. The adjusted COP Phantom Shares and the Phillips 66 Phantom Shares held in the COP Deferred Compensation Plans (or in any similar nonqualified deferred compensation arrangement maintained by a COP Entity) and the Phillips 66 Deferred Compensation Plan shall continue to be subject to the same terms and conditions as COP Phantom Shares immediately prior to the Effective Time.

Section 7.4 Grantor Trusts. On or prior to the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, adopt a grantor trust in a form that is substantially comparable to the COP Grantor Trust as in effect immediately prior to the Effective Time. In connection with the assumption of the Liabilities under the COP SERP and the COP Deferred Compensation Plans in respect of Phillips 66 Group Employees, COP shall (or shall cause a COP Entity to), as soon as reasonably practicable after the Effective Time in respect of the Phillips 66 SERP and Phillips 66 Deferred Compensation Plans, transfer Assets in an amount equal to the funded percentage of such Liabilities (as determined by the COP Actuary) as of the Effective Time to such grantor trust as of the Effective Time.

ARTICLE VIII

WELFARE PLANS

Section 8.1 Establishment of Phillips 66 Welfare Plans. On or prior to the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, establish and adopt Phillips 66 Welfare Plans which will provide welfare benefits to each Phillips 66 Group Employee and Delayed Transfer Employee who is transferred from the COP Group to the Phillips 66 Group who is a participant in any of the COP Welfare Plans (and their eligible spouses and dependents, as the case may be) (collectively, the “Phillips 66 Welfare Plan Participants”) under terms and conditions that are substantially similar to the COP Welfare Plans. Coverage and benefits under the Phillips 66 Welfare Plans shall then be provided to the Phillips 66 Welfare Plan Participants on an uninterrupted basis under the newly established Phillips 66 Welfare Plans which shall contain substantially the same benefit provisions as in effect under the corresponding COP Welfare Plans immediately prior to the Effective Time; provided, however, that with respect to Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, such coverage and benefits shall begin immediately after the Transfer Date. Phillips 66 Welfare Plan Participants shall cease to be eligible for coverage under the COP Welfare Plans (i) in the case of Phillips 66 Welfare Plan Participants who are not Delayed Transfer Employees described in clause (ii) of this sentence, at the Effective Time, and (ii) in the case of Delayed Transfer Employees who are transferred from the COP Group to the Phillips 66 Group, upon their transfer to the Phillips 66 Group. For the avoidance of doubt, Phillips 66 Welfare Plan Participants shall not participate in any COP Welfare Plans after the time set forth in the immediately preceding sentence, and COP Group Employees and Former COP Group Employees shall not participate in any Phillips 66 Welfare Plans at any time.

Section 8.2 Transitional Matters Under Phillips 66 Welfare Plans.

(a) Treatment of Claims Incurred.

(i) Liability for Claims. With respect to unpaid covered claims incurred on or prior to the last day of the month in which the Distribution occurs by any Phillips 66 Welfare Plan Participant under any COP Welfare Plans, including claims that are self-insured and claims that are fully insured through third-party insurance, COP shall retain and be responsible for the payment for such claims or shall cause such COP

Welfare Plans to fully perform, pay and discharge all such claims, as the case may be. No Phillips 66 Entity shall be responsible for any Liability with respect to any such claims.

(ii) Claims Incurred. For purposes of this Section 8.2(a), a claim or expense is deemed to be incurred (A) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or expense; and (C) with respect to long-term disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense.

(b) Credit for Deductibles and Other Limits. With respect to each Phillips 66 Welfare Plan Participant, the Phillips 66 Welfare Plans will give credit for the plan year in which the Distribution Date occurs (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, for the plan year in which the applicable Transfer Date occurs) for any amount paid, number of services obtained or provider visits by such Phillips 66 Welfare Plan Participant toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts are taken into account under the comparable COP Welfare Plan. For purposes of any life-time maximum benefit limit payable to a Phillips 66 Welfare Plan Participant under any Phillips 66 Welfare Plan, the Phillips 66 Welfare Plans will recognize any expenses paid or reimbursed by a COP Welfare Plan with respect to such participant prior to the Effective Time (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, prior to the Transfer Date) to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under the applicable COP Welfare Plan.

(c) COBRA. At and after the Effective Time, Phillips 66 shall assume all requirements under COBRA with respect to all Phillips 66 Group Employees (and their qualifying beneficiaries) who, as of the day prior to the Distribution Date, were covered under a COP Benefit Plan pursuant to COBRA or who have a COBRA qualifying event (as defined in Section 4980B of the Code) prior to the Distribution Date. Upon and after their transfer to the Phillips 66 Group, Phillips 66 shall assume and satisfy all requirements under COBRA with respect to any Delayed Transfer Employees who are transferred from the COP Group to the Phillips 66 Group who have a COBRA qualifying event on or after the applicable Transfer Date for the Delayed Transfer Employee and their qualified beneficiaries.

(d) Employees on Leave. As of the Effective Time, Phillips 66 shall assume and satisfy all Liabilities with respect to any Phillips 66 Group Employee who is as of the Effective Time, on vacation or other approved leave of absence (including leave under FMLA or corresponding state Law, disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans). For avoidance of doubt, effective as of their transfer to the Phillips 66 Group, Phillips 66 shall assume and satisfy all Liabilities with respect to any Delayed Transfer Employee transferred from the COP Group to the Phillips 66 Group who is, as of the applicable Transfer Date, on vacation or other approved leave of absence (including leave under FMLA or corresponding state Law, disability, military leave and other approved leave, including Liabilities for salary continuation, paid leave or continuing Benefit Plans).

Section 8.3 Continuity of Benefits, Benefit Elections and Beneficiary Designations.

(a) Benefit Elections and Designations. As of the first day of the month after the month in which the Distribution occurs (or such other date provided for under Section 8.3(b)), Phillips 66 shall cause the Phillips 66 Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each Phillips 66 Welfare Plan Participants under, or with respect to, the corresponding COP Welfare Plan for the plan year in which the Distribution occurs. Notwithstanding the foregoing, nothing in this Section 8.3(a) will prohibit Phillips 66 from soliciting or causing the solicitation of new election forms or beneficiary designations from Phillips 66 Welfare Plan Participants to be effective under the Phillips 66 Welfare Plan as of the first day of the month after the month in which the Distribution occurs.

(b) Additional Details Regarding Flexible Spending Accounts. Pursuant to Section 8.1, at or prior to the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, establish and adopt Phillips 66 Welfare Plans which will provide health care flexible spending account or dependent care flexible spending account benefits to Phillips 66 Welfare Plan Participants. To the extent any Phillips 66 Welfare Plan provides or constitutes a health care flexible spending account or dependent care flexible spending account (each a “Phillips 66 FSA”), such Phillips 66 Welfare Plan shall be effective as of the Effective Time.

(i) It is the intention of the Parties that all activity under a Phillips 66 Welfare Plan Participant’s flexible spending account with COP for the plan year in which the Distribution Date occurs (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, for the plan year in which the applicable Transfer Date occurs) be treated instead as activity under the corresponding Phillips 66 FSA. Accordingly, (i) any period of participation by a Phillips 66 Welfare Plan Participant in a COP flexible spending account during the plan year in which the Distribution Date occurs (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, for the plan year in which the applicable Transfer Date occurs) (the “FSA Participation Period”) will be deemed a period when the Phillips 66 Welfare Plan Participant participated in the corresponding Phillips 66 FSA; (ii) all expenses incurred during the FSA Participation Period will be deemed incurred while the Phillips 66 Welfare Plan Participant’s coverage was in effect under the corresponding Phillips 66 FSA; and (iii) all elections and reimbursements made with respect to an FSA Participation Period under a COP flexible spending account will be deemed to have been made with respect to the corresponding Phillips 66 FSA.

(ii) If the aggregate reimbursement payouts made to Phillips 66 Welfare Plan Participants prior to the Effective Time (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, prior to their transfer to the Phillips 66 Group) from the applicable COP Welfare Plan flexible spending accounts during the plan year in which the Distribution occurs (in the case of

Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, for the plan year in which the applicable Transfer Date occurs) are less than the aggregate accumulated contributions to such accounts made by such Phillips 66 Welfare Plan Participants prior to the Effective Time (in the case of Delayed Transfer Employees, prior to their transfer to the Phillips 66 Group) for such plan year, COP shall cause an amount equal to the amount by which such contributions are in excess of such reimbursement payouts to be transferred to Phillips 66 (or a Phillips 66 Entity designated by Phillips 66) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the Effective Time (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, in no event later than 45 days, following their transfer to the Phillips 66 Group).

(iii) If the aggregate reimbursement payouts made to Phillips 66 Welfare Plan Participants prior to the Effective Time (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, prior to their transfer to the Phillips 66 Group) from the applicable COP Welfare Plan flexible spending accounts during the plan year in which the Distribution occurs (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, for the plan year in which the applicable Transfer Date occurs) exceed the aggregate accumulated contributions to such accounts made by the Phillips 66 Welfare Plan Participants prior to the Effective Time (in the case of Delayed Transfer Employees, prior to their transfer to the Phillips 66 Group) for such plan year, Phillips 66 shall cause an amount equal to the amount by which such reimbursement payouts are in excess of such contributions to be transferred to COP (or a COP Group Entity designated by COP) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the Effective Time (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, in no event later than 45 days, following their transfer to the Phillips 66 Group).

(iv) Notwithstanding anything in this Section 8.3(b), at and after the Effective Time, the Phillips 66 Group shall assume, and cause the Phillips 66 Welfare Plans to be solely responsible for, all claims by Phillips 66 Welfare Plan Participants under the applicable COP Welfare Plan flexible spending accounts that were incurred in the plan year in which the Distribution occurs, whether incurred prior to, on, or after the Effective Time, that have not been paid in full as of the Effective Time.

(c) Additional Details Regarding Health Savings Accounts. Pursuant to Section 8.1, on or prior to the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, establish and adopt Phillips 66 Welfare Plans which will provide health savings account benefits to Phillips 66 Welfare Plan Participants. To the extent any Phillips 66 Welfare Plan provides or constitutes a health savings account (each a “Phillips 66 HSA”), such Phillips 66 Welfare Plan shall be effective as of the Effective Time. It is the intention of the Parties that all activity under a Phillips 66 Welfare Plan Participant’s health savings account with COP for the year in which the Distribution occurs (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, for the plan year in which the applicable Transfer Date occurs) be treated instead as activity under the corresponding Phillips 66 HSA. Accordingly, (i) any period of participation by a Phillips 66 Welfare Plan Participant in a COP health savings account during the year in which the Distribution occurs (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, for the plan year in which the applicable Transfer Date occurs) (the “HSA Participation Period”) will be deemed a period when the Phillips 66 Welfare Plan Participant participated in the corresponding Phillips 66 HSA; (ii) all expenses incurred during the HSA Participation Period will be deemed incurred while the Phillips 66 Welfare Plan Participant’s coverage was in effect under the corresponding Phillips 66 HSA; and (iii) all elections and reimbursements made with respect to an HSA Participation Period under a COP health savings account will be deemed to have been made with respect to the corresponding Phillips 66 HSA.

(d) Employer Non-elective Contributions. As of immediately after the Effective Time, Phillips 66 shall cause any Phillips 66 Welfare Plan that constitutes a “cafeteria plan” under Section 125 of the Code to recognize and give effect to all non-elective employer contributions credited toward coverage of a Phillips 66 Welfare Plan Participant under the corresponding COP Welfare Plan that is a cafeteria plan under Section 125 of the Code for the applicable plan year.

(e) Waiver of Conditions or Restrictions. Unless prohibited by applicable Law or collective bargaining agreement, the Phillips 66 Welfare Plans will waive all limitations as to preexisting conditions, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to the Phillips 66 Welfare Plan Participant following the Effective Time (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group, following their transfer to the Phillips 66 Group) to the extent that such Employee had previously satisfied such limitation under the corresponding COP Welfare Plan.

Section 8.4 Delayed Transfer Employees from Phillips 66 Group to COP Group. With regard to a Delayed Transfer Employee who is transferred from Phillips 66 (or a member of the Phillips 66 Group) to COP (or a member of the COP Group), the provisions of this Article VIII shall be applied as of the Transfer Date to place the Delayed Transfer Employee in the applicable COP Welfare Plans taking into account any circumstances or activity that had occurred while the Delayed Transfer Employee was with Phillips 66 (or a member of the Phillips 66 Group), in the same manner as described in this Article VIII with regard to the transfer of a Delayed Transfer Employee who is transferred from the COP Group to the Phillips 66 Group.

Section 8.5 Insurance Contracts. To the extent any COP Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, COP and Phillips 66 will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for Phillips 66 (except to the extent changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both COP and Phillips 66 for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 8.5.

Section 8.6 Third-Party Vendors. Except as provided below, to the extent any COP Welfare Plan is administered by a third-party vendor, COP and Phillips 66 will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for Phillips 66 and to maintain any pricing discounts or other preferential terms for both COP and Phillips 66 for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 8.6.

Section 8.7 Retiree Welfare Plans.

(a) COP Retiree Welfare Plans. Notwithstanding anything herein to the contrary (other than Section 13.1), in respect of any COP Welfare Plan that provides retiree medical or other post-retirement benefits to eligible Employees: (i) no Phillips 66 Group Employee shall be eligible to receive such retiree benefits under any such COP Welfare Plan at or at any time after the Effective Time; provided, however, that any Phillips 66 Group Employee who, at the Effective Time, would have been eligible to receive such retiree medical benefits from any such COP Welfare Plan had that Phillips 66 Group Employee retired on or before the Effective Time, shall remain eligible to receive such retiree medical benefits under any such applicable COP Welfare Plan, considering the service and age points credited to the Effective Time but not any service or age points during time employed as a Phillips 66 Group Employee, and further shall not be eligible to receive such retiree medical benefits from any applicable COP Welfare Plan if that Phillips 66 Group Employee is receiving such retiree medical benefits from a Phillips 66 Welfare Plan; and (ii) COP (or one or more members of the COP Group designated by COP) shall retain sole responsibility for the Liabilities associated with any COP Welfare Plan providing retiree medical or other post-retirement benefits to eligible employees or former employees, and no Phillips 66 Entity shall have any Liability therefor.

(b) Phillips 66 Retiree Welfare Plans. Pursuant to Section 8.1, at or as soon as practicable after the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, establish and adopt Phillips 66 Welfare Plans that will provide retiree medical benefits to eligible Phillips 66 Welfare Plan Participants at and after the Effective Time.

ARTICLE IX

WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION

Section 9.1 Phillips 66 Workers’ and Unemployment Compensation. Effective as of the Effective Time, the Phillips 66 Group Subsidiary employing each Phillips 66 Group Employee shall have (and, to the extent it has not previously had such obligations, such Phillips 66 Group Subsidiary shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all Phillips 66 Group Employees employed by that Subsidiary. Effective as of the applicable Transfer Date, the Phillips 66 Group Subsidiary employing the Delayed Transfer Employee shall have (and, to the extent it has not previously had such obligations, such Phillips 66 Group Subsidiary shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all Delayed Transfer Employees transferred from the COP Group to that Phillips 66 Group Subsidiary. Effective as of the Effective Time, Phillips 66, acting through the Phillips 66 Group Subsidiary employing each Phillips 66 Group Employee, will be responsible for (a) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and (b) establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies. To the extent that such insurance coverage cannot be either assigned to or obtained by Phillips 66 or a Phillips 66 Group Subsidiary, in respect of claims and Liabilities otherwise to be assumed by Phillips 66 or a Phillips 66 Group Subsidiary pursuant to this Section 9.1, COP shall remain primarily liable for such claims and Liabilities, but Phillips 66 shall indemnify and hold harmless COP for any such claims and Liabilities. If the preceding sentence applies, then at one or more mutually agreed upon dates, COP’s Actuary will determine the present value of such claims and Liabilities and Phillips 66 shall reimburse COP for that amount.

Section 9.2 COP Workers’ and Unemployment Compensation. Effective as of the Effective Time, the COP Group Subsidiary employing each COP Group Employee shall have (and, to the extent it has not previously had such obligations, such COP Group Subsidiary shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all COP Group Employees. Effective as of the applicable Transfer Date, the COP Group Subsidiary employing the Delayed Transfer Employee shall have (and, to the extent it has not previously had such obligations, such COP Group Subsidiary shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all Delayed Transfer Employees transferred from the Phillips 66 Group to that COP Group Subsidiary. Effective as of the Effective Time, the COP Group Subsidiary formerly employing each COP Group Employee shall have (and, to the extent it has not previously had such obligations, such COP Group Subsidiary shall assume) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all Former COP Group Employees.

Section 9.3 Assignment of Contribution Rights. COP will transfer and assign (or cause another member of the COP Group to transfer and assign) to a member of the Phillips 66 Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which Phillips 66 is responsible for pursuant to this Article IX. Phillips 66 will transfer and assign (or cause another member of the Phillips 66 Group to transfer and assign) to a member of the COP Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which COP is responsible for pursuant to this Article IX.

Section 9.4 Collateral. On and after the Distribution Date, Phillips 66 (acting directly or through a member of the Phillips 66 Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the Phillips 66 Group under this Article IX. COP (acting directly or through a member of the COP Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the COP Group under this Article IX.

Section 9.5 Cooperation. Phillips 66 and COP shall use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution.

ARTICLE X

SEVERANCE

Section 10.1 Severance. COP shall have no Liability or obligation under any COP severance plan or policy with respect to Phillips 66 Group Employees. As of the applicable Transfer Date, COP shall have no Liability or obligation under any COP severance plan or policy with respect to Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group. By no later than the Effective Time, Phillips 66 shall, or shall cause another Phillips 66 Entity to, adopt severance plans under which Phillips 66 Group Employees who, immediately prior to the Effective Time, and Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group who, immediately prior to the applicable Transfer Date, are participants in any COP severance plan or policy, including the ConocoPhillips Severance Pay Plan, the ConocoPhillips Executive Severance Plan, the ConocoPhillips Key Employee Change in Control Severance Plan, (the “COP Severance Plans”), shall be eligible to participate immediately following the Effective Time (in the case of Phillips 66 Group Employees who are not Delayed Transfer Employees) or the applicable Transfer Date (in the case of Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group). Such Phillips 66 severance plan(s) or policies will provide terms and conditions for Phillips 66 Group Employees who are severed from the Phillips 66 Group following the Effective Time or Transfer Date, as the case may be, that are substantially similar to the terms and conditions provided under the applicable COP Severance Plans in which such Phillips 66 Group Employees participated immediately prior to the Effective Time or such Transfer Date. For the avoidance of doubt, the Distribution and the assignment, transfer or continuation of the employment of Phillips 66 Group Employees contemplated by Section 3.1 shall not be deemed a severance of employment for purposes of this Agreement and any COP Severance Plans or policies, and effective as of the Effective Time, Phillips 66 Employees shall not be eligible to receive any severance or other benefits under any COP Severance Plans or policies.

ARTICLE XI

BENEFIT ARRANGEMENTS AND OTHER MATTERS

Section 11.1 Termination of Participation. Except as otherwise provided under this Agreement, (i) effective as of immediately after the Effective Time, Phillips 66 Group Employees shall not be eligible to participate in any COP Benefit Plan, and (ii) effective as of immediately after their transfer to the Phillips 66 Group, Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group shall not be eligible to participate in any COP Benefit Plan.

Section 11.2 Accrued Time Off. Phillips 66 shall recognize and assume all Liability for all unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to (i) Phillips 66 Group Employees which accrued prior to the Effective Time and (ii) Delayed Transfer Employees transferred from the COP Group to the Phillips 66 Group which accrued prior to the applicable Transfer Date, and Phillips 66 shall credit each Phillips 66 Group Employee and Delayed Transfer Employee with such accrual.

Section 11.3 Leaves of Absence. Phillips 66 will continue to apply the appropriate leave of absence policies applicable to inactive Phillips 66 Group Employees who are on an approved leave of absence as of the Effective Time and Delayed Transferred Employees transferred from the COP Group to the Phillips 66 Group as of their Transfer Date. Leaves of absence taken by Phillips 66 Group Employees prior to the Effective Time and such Delayed Transfer Employees prior to their Transfer Date shall be deemed to have been taken as employees of a member of the Phillips 66 Group.

Section 11.4 Collective Bargaining Agreements. The COP Group shall have no further Liability for all collective bargaining agreements, collective agreements, multiemployer plans, pension and welfare plans and arrangements, and trade union or works council agreements entered into with any member of the COP Group, any union, works council, or other body representing only Phillips 66 Group Employees and such agreements, plans, and arrangements shall, to the extent permitted under applicable Law and their respective terms, be assigned from the applicable COP Entity to Phillips 66 (or a Phillips 66 Entity designated by Phillips 66) effective as of the Effective Time.

Section 11.5 Director Programs.

(a) Certain Director Plans. Effective as of the Distribution Date, Phillips 66 shall, or shall cause a Phillips 66 Entity to, establish a plan with terms and conditions substantially comparable to the COP Director’s Annual Matching Gift Program.

(b) Certain Director Fees. With respect to any COP Director and Phillips 66 Director, COP shall retain responsibility for the payment of any fees payable in respect of service on the board of directors of COP that are payable but not yet paid as of the Effective Time, and Phillips 66 shall not have any responsibility for any such payments. With respect to any Phillips 66 Director, Phillips 66 shall be responsible for the payment of any fees payable in respect of service on the board of directors of Phillips 66 that are earned at any time beginning at or after the Effective Time, and COP shall not have any responsibility for any such payments. With respect to any COP Director, COP shall be responsible for the payment of any fees payable in respect of service on the board of directors of COP that are earned at any time beginning at or after the Effective Time, and Phillips 66 shall not have any responsibility for any such payments.

Section 11.6 Restrictive Covenants in Employment and Other Agreements. To the fullest extent permitted by the agreements described in this Section 11.6 and applicable Law, COP shall assign, or cause an applicable member of the COP Group to assign, to Phillips 66 or a member of the Phillips 66 Group, as designated by Phillips 66, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the COP Group and a Phillips 66 Group Employee, with such assignment to be effective as of the Effective Time. To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each member of the Phillips 66 Group shall be considered to be a successor to each member of the COP Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the COP Group and a Phillips 66 Group Employee, such that each member of the Phillips 66 Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the Phillips 66 Group; provided, however, that in no event shall COP be permitted to enforce such restrictive covenant agreements against Phillips 66 Group Employees for action taken in their capacity as employees of a member of the Phillips 66 Group. Furthermore, the Parties agree that, with respect to equity awards held by COP Group Employees or Phillips 66 Group Employees which provide for cancellation, forfeiture or similar action in the event of a determination that the holder of an equity award engaged in “Detrimental Activities”, the entity that does not employ such holder shall enforce the penalties with respect to the Detrimental Activities and treat any equity award that was converted pursuant to the terms of this Agreement in the same manner as a result of such Detrimental Activities as the employing entity.

ARTICLE XII

NON-U.S. EMPLOYEES

Section 12.1 General Principles. Except as explicitly set forth in this Article XII, COP Group Employees and Phillips 66 Group Employees who are resident outside of the United States or otherwise are subject to non-U.S. Law and their related benefits and obligations shall be treated in the same manner as the COP Group Employees and Phillips 66 Group Employees who are resident of the United States are treated. All actions taken with respect to non-U.S. employees in connection with the Distribution will be accomplished in accordance with applicable Law and custom in each of the applicable jurisdictions.

Section 12.2 Treatment of Equity Awards Held by Non-U.S. Employees.

(a) Special Rules for Canadian Holders. For the purposes of this Agreement a COP Option or COP RSU, as applicable, is held by a “Canadian Holder” if such COP Option or COP RSU is held by a Person who is a resident of Canada for the purposes of Canada Tax Act or by a Person who was granted such COP Option or COP RSU in respect of, in the course of, or by virtue of employment in Canada. In respect of any COP Option or COP RSU held by a Canadian Holder, notwithstanding the other provisions of Sections 4.3(a), 4.4(a), 4.5(a) or 4.5(b), as applicable, the following rules apply:

(i) Timing for Canadian Holders. The adjustment or conversion of each COP RSU or COP Option held by a Canadian Holder shall be effected with such modifications as may be required such that any action under Sections 4.3(a), 4.4(a), 4.5(a) or 4.5(b) which is called for at or as of the Effective Time shall be taken or completed at the Adjustment Time;

(ii) Application of Canada Tax Act. It is intended that the provisions of subsection 7(1.4) of the Canada Tax Act apply to the adjustment or conversion of each COP RSU or COP Option held by a Canadian Holder.

(iii) Greater Certainty. For greater certainty, in respect of the application of subsection 7(1.4) of the Canada Tax Act to the adjustment or conversion of any COP RSU or COP Option held by a Canadian Holder, the computation of each amount under Sections 4.3(a), 4.4(a), 4.5(a) or 4.5(b), as applicable, shall be undertaken in respect of each such COP Option or COP RSU such that, for purposes of subsection 7(1.4) of the Canada Tax Act,

(x) the amount by which the total value immediately after the Adjustment Time of the rights of the Canadian Holder to acquire securities of COP or Phillips 66, as applicable, exceeds of the total of the amount payable to acquire such securities does not exceed

(y) the amount by which the total value immediately before the Adjustment Time of the rights of the Canadian Holder to acquire securities of COP under the applicable COP Option or COP RSU exceeds of the total of the amount payable to acquire such securities and COP or Phillips 66, as applicable, shall take all such steps and shall make all such adjustments effective as of the Adjustment Time as are necessary to ensure that the conversions or adjustments pursuant to Sections 4.3(a), 4.4(a), 4.5(a) or 4.5(b) are in compliance with the provisions of subsection 7(1.4) of the Canada Tax Act.

(iv) Delayed Transfer Employees. The provisions of this Agreement relating to the benefits and obligations of a Delayed Transfer Employee after the Effective Time shall not apply in respect of a Canadian Holder and arrangements in respect of such Delayed Transfer Employee shall be determined on an individual basis.

(b) Special Rules for Australian Employees Holding COP Exercisable Options. Notwithstanding the other provisions of Section 4.4, with regard to any Employee who, while on the Australia payroll, was granted a COP Option that, at the Effective Time, is a COP Exercisable Option, or who, at the Effective Time, is a national or citizen of Australia and whose home country payroll is Australia, and who holds a COP Exercisable Option, the following shall apply:

(i) All Holders Other than Phillips 66 Group Employees. Each exercisable COP Option held by any such person other than a Phillips 66 Group Employee shall remain an option to purchase COP Common Stock issued under the applicable COP Equity Plan (each such option, an “Adjusted COP Exercisable Option”). Each Adjusted COP Exercisable Option shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding exercisable COP Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the per-share exercise price of each such Adjusted COP Exercisable Option shall be equal to the product of (A) the per-share exercise price of the corresponding exercisable COP Option immediately prior to the Effective Time and (B) the COP Price Ratio, rounded up to the nearest whole cent (the “COP Adjusted Exercise Price”); and

(y) the number of shares of COP Common Stock subject to each such Adjusted COP Exercisable Option shall be equal to the product of (A) the number of shares of COP Common Stock subject to the corresponding Exercisable COP Option immediately prior to the Effective Time and (B) the quotient obtained by dividing (I) the excess of the COP Pre-Distribution Stock Value over the original exercise price of such Exercisable COP Option by (II) the excess of the COP Post-Distribution Stock Value over the COP Adjusted Exercise Price, with any fractional share rounded down to the nearest whole share.

(ii) Phillips 66 Group Employees. Each exercisable COP Option outstanding under the COP Equity Plans which is held by a Phillips 66 Employee at the Effective Time shall be converted as of the Effective Time into an option to purchase shares of Phillips 66 Common Stock (each such option, a “Phillips 66 Exercisable Option”) pursuant to the terms of the Phillips 66 New Equity Plan subject to terms and conditions after the Effective Time that are substantially similar to the terms and conditions applicable to the corresponding exercisable COP Option immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(x) the per-share exercise price of each such Phillips 66 Exercisable Option shall be equal to the product of (A) the per-share exercise price of the corresponding exercisable COP Option immediately prior to the Effective Time and (B) the Phillips 66 Price Ratio, rounded up to the nearest whole cent (the “Phillips 66 Adjusted Exercise Price”); and

(y) the number of shares of Phillips 66 Common Stock subject to each such Phillips 66 Exercisable Option shall be equal to the product of (A) the number of shares of COP Common Stock subject to the corresponding exercisable COP Option immediately prior to the Effective Time and (B) the quotient obtained by dividing (I) the excess of the COP Pre-Distribution Stock Value over the original exercise price of such non-exercisable COP Option by (II) the excess of the Phillips 66 Stock Value over the Phillips 66 Adjusted Exercise Price, with any fractional share rounded down to the nearest whole share.

(iii) Special Rules for Australian Delayed Transfer Employees Holding Exercisable Stock Options.

(x) Each Exercisable COP Option held by a Delayed Transfer Employee who transfers from the COP Group to the Phillips 66 Group shall be converted as of such Transfer Date into an option to purchase shares of Phillips 66 Common Stock (each such option, a “Delayed Transfer Phillips 66 Option”) pursuant to the terms of the applicable Phillips 66 equity plan and shall be subject to terms and conditions after such Delayed Transfer Employee’s Transfer Date that are substantially similar to the terms and conditions applicable to the corresponding Adjusted COP Exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date; provided, however, that from and after the Effective Time:

(I) the per-share exercise price of each such Delayed Transfer Phillips 66 Option shall be equal to the product of (A) the per-share exercise price of the corresponding Adjusted COP Exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date and (B) the Phillips 66 Delayed Price Ratio, rounded up to the nearest whole cent; and

(II) the number of shares of Phillips 66 Common Stock subject to each such Delayed Transfer Phillips 66 Option shall be equal to the product of (A) the number of shares of COP Common Stock subject to the corresponding Adjusted COP Exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date and (B) the quotient obtained by dividing (I) the excess of the volume weighted average per share price of COP Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date over the exercise price of the Adjusted COP Exercisable Option by (II) the excess of the volume weighted average per share price of Phillips 66 Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date over the exercise price for the Delayed Transfer Phillips 66 Option, as determined under clause (x)(I) of this Section 12.2(d)(iii), with any fractional share rounded down to the nearest whole share.

(y) Each Phillips 66 Exercisable Option held by a Delayed Transfer Employee who transfers from the Phillips 66 Group to the COP Group shall be converted as of such Transfer Date into an option to purchase shares of COP Common Stock (each such option, a “Delayed Transfer COP Option”) pursuant to the terms of the applicable COP equity plan and shall be subject to terms and conditions after such Delayed Transfer Employee’s Transfer Date that are substantially similar (to the extent practicable) to the terms and conditions applicable to the corresponding Phillips 66 Exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date; provided, however, that from and after the Effective Time:

(I) the per-share exercise price of each such Delayed Transfer COP Option shall be equal to the product of (A) the per-share exercise price of the corresponding Phillips 66 Exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date and (B) the COP Delayed Price Ratio, rounded up to the nearest whole cent; and

(II) the number of shares of COP Common Stock subject to each such Delayed Transfer COP Option shall be equal to the product of (A) the number of shares of Phillips 66 Common Stock subject to the corresponding Phillips 66 Exercisable Option immediately prior to such Delayed Transfer Employee’s Transfer Date and (B) the quotient obtained by dividing (I) the excess of the volume weighted average per share price of Phillips 66 Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date over the exercise price of the Phillips 66 Exercisable Option by (II) the excess of the volume weighted average per share price of COP Common Stock trading on the NYSE during Regular Trading Hours on the last Trading Day immediately before such Delayed Transfer Employee’s Transfer Date over the exercise price for the Delayed Transfer COP Option, as determined under clause (y)(I) of this Section 12.2(d)(iii), with any fractional share rounded down to the nearest whole share.

Section 12.3 Other Canada Employee Matters.

(a) Establishment of Retirement and Savings Plans. Without limiting the meaning of Section 12.1 or any other provision hereof, ConocoPhillips and Phillips 66 agree and confirm that Phillips 66 Canada ULC will establish:

(i) subject to regulatory approval, a defined contribution registered pension plan pursuant to the laws of Alberta;

(ii) a supplemental employee retirement plan or plans for employees of Phillips 66 Canada ULC; and

(iii) an employee savings plan,

for the benefit of employees of Phillips 66 Canada ULC each on terms similar to those enjoyed by members of the comparable plans sponsored by ConocoPhillips Canada Resources Corp.

(b) Transfer of Existing Retirement and Savings Plans Accounts. Promptly, upon receipt of all required regulatory approvals ConocoPhillips Canada Resources Corp. and Phillips 66 Canada ULC will arrange for transfer of the accounts and the assets therein of employees of Phillips 66 Canada ULC from the comparable plans sponsored by ConocoPhillips Canada Resources Corp. to accounts in the plans referred to in sub-section (a) above.

(c) Beneficiary Designations. Prior to the Distribution Date, ConocoPhillips Canada Resources Corp. and Phillips 66 Canada ULC will seek to obtain beneficiary designations from employees of Phillips 66 Canada ULC in relation to the plans referred to in sub-section (a) above and in relation to such Welfare Plans as ConocoPhillips Canada Resources Corp. considers necessary.

Section 12.4 UK Employee Matters Agreement. COP Group Employees and Phillips 66 Group Employees who are employees of ConocoPhillips Limited or of ConocoPhillips (U.K.) Limited shall be treated in the manner provided in the UK Employee Matters Agreement between those companies (attached as Appendix A to this Agreement) with regard to matters that are subject to this Agreement or to the UK Employee Matters Agreement. In the event of a conflict between this Agreement and the UK Employee Matters Agreement, the UK Employee Matters Agreement shall prevail with regard to employees of ConocoPhillips Limited or of ConocoPhillips (U.K.) Limited or assets or liabilities of or relating to benefit plans and compensation programs for their benefit. In the event the UK Employee Matters Agreement addresses a matter with regard to employees of ConocoPhillips Limited or ConocoPhillips (U.K.) Limited or assets or liabilities of or relating to benefit plans and compensation programs for their benefit as to which this Agreement is silent, the UK Employee Matters Agreement shall be followed. In the event this Agreement addresses a matter with regard to employees of ConocoPhillips Limited or ConocoPhillips (U.K.) Limited or assets or liabilities of or relating to benefit plans and compensation programs for their benefit as to which the UK Employee Matters Agreement is silent, this Agreement shall be followed.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1 Preservation of Rights to Amend. The rights of each member of the COP Group and each member of the Phillips 66 Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 13.2 Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Indemnification and Release Agreement, including Section 3.4(g) of this Agreement and Section 5.8 of the Indemnification and Release Agreement.

Section 13.3 Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, on and after the Distribution Date, Phillips 66 shall assume, and be solely liable for, the handling, administration, investigation, and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights, and unemployment compensation claims asserted at any time against COP or any member of the COP Group by any Phillips 66 Group Employee (including any dependent or beneficiary of any such Employee) or any other person, to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant, or otherwise) to or with respect to the business activities of any member of the Phillips 66 Group after the Distribution Date. To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both COP Group Employees (or Former COP Group Employees) and Phillips 66 Group Employees and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Indemnification and Release Agreement shall apply with respect to each Party’s indemnification obligations under this Section 13.3.

Section 13.4 Reimbursement and Indemnification. Each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective COP and Phillips 66 Welfare Plans, 401(k) Plans, Benefit Plans, and Pension Plans and, as contemplated by Section 10.1, any termination or severance payments or benefits. All Liabilities retained, assumed, or indemnified against by Phillips 66 pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by COP pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the Phillips 66 Group to pay or reimburse to any member of the COP Group any benefit-related cost item that a member of the Phillips 66 Group has paid or reimbursed to any member of the COP Group prior to the Effective Time; and (ii) no provision of this Agreement shall require any member of the COP Group to pay or reimburse to any member of the Phillips 66 Group any benefit-related cost item that a member of the COP Group has paid or reimbursed to any member of the Phillips 66 Group prior to the Effective Time.

Section 13.5 Costs of Compliance with Agreement. Except as otherwise provided in this Agreement or any other Transfer Document, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.

Section 13.6 Fiduciary Matters. COP and Phillips 66 each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 13.7 Entire Agreement. This Agreement, together with the documents referenced herein (including the Separation Agreement, the Transfer Documents and the plans and agreements referenced herein), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Separation Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof.

Section 13.8 Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.

Section 13.9 Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by another Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

Section 13.10 Remedies Cumulative. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 13.11 Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given: (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

Section 13.12 Counterparts. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Section 13.13 Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 13.14 Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance, and remedies.

Section 13.15 Dispute Resolution. The procedures for negotiation and binding arbitration set forth in Article IV of the Indemnification and Release Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.

Section 13.16 Performance. Each of COP and Phillips 66 shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of the COP Group and any member of the Phillips 66 Group, respectively. The Parties each agree to take such further actions and to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

Section 13.17 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

Section 13.18 Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Effective Time, this Agreement shall be of no further force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

CONOCOPHILLIPS

By:
Name:
Title:

PHILLIPS 66

By:
Name:
Title:

APPENDIX A

CONOCOPHILLIPS LIMITED

CONOCOPHILLIPS (U.K.) LIMITED

UK Employee Matters Agreement

[—] 2012

AGREEMENT

dated [—] 2012

PARTIES

1.	ConocoPhillips (U.K.) Limited (COPUK); and

2.	ConocoPhillips Limited (COPL).

WHEREAS:

(A) This Agreement is entered into by and between COPUK and COPL. COPUK and COPL are also referred to in this Agreement individually as a Party and collectively as the Parties;

(B) It has been determined that it would be appropriate and desirable to separate the upstream and downstream businesses of the ConocoPhillips group. Following such separation, the downstream business will be operated by the Phillips 66 Group and the upstream business will be operated by the COP Group;

(C) COPUK has historically been engaged in operating the upstream business of the ConocoPhillips group, and COPL has historically been engaged in operating the downstream business. Following the separation referred to in recital B above, employees of the downstream business will be employed by COPL and employees of the upstream business will be employed by COPUK;

(D) This agreement sets out the agreement of the Parties regarding the allocation and transfer of UK employees liabilities between COPL and COPUK and arrangements in relation to such employees.

IT IS AGREED:

1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following words and phrases shall have the following meanings:

COP Common Stock means the common stock, par value $0.01 per share, of COP;

COP Group has the meaning given to it in the Separation Agreement;

COP Group UK SIP means the ConocoPhillips Share Incentive Plan;

COPL means ConocoPhillips Limited whose registered office is at Portman House, 2 Portman Street, London, W1H 6DU (registered in England under registered number 529086);

COPL Secondee has the meaning given to it in clause 6.1(b);

COPUK means ConocoPhillips (U.K.) Limited whose registered office is at Portman House, 2 Portman Street, London, W1H 6DU (registered in England under registered number 524868);

COPUK Secondee has the meaning given to it in clause 6.1(a);

CPP has the meaning given to it in clause 9.1;

Distribution has the same meaning as in the Separation Agreement;

Downstream Employees has the meaning given to it in clause 2.1;

Effective Time means the effective time of the Distribution;

Employee Matters Agreement means the Employee Matters Agreement entered into by ConocoPhillips and Phillips 66 dated [—] 2012;

Employees means all employees of COPL and COPUK;

Former COPL Employees has the meaning given to it in clause 2.7;

Former COPUK Employees has the meaning given to it in clause 2.7;

HMRC means Her Majesty’s Revenue and Customs;

ITEPA means the UK Income Tax (Earnings and Pensions) Act 2003;

Liabilities has the meaning given to it in the Separation Agreement;

Party or Parties has the meaning given to it in Recital (A);

Phillips 66 Common Stock means the common stock, par value $0.01 per share, of Phillips 66;

Phillips 66 Group has the meaning given to it in the Separation Agreement;

Phillips 66 Group UK SIP has the meaning given to it in clause 7.4;

Separation Agreement means the Separation and Distribution Agreement entered into by ConocoPhillips and Phillips 66 dated [—] 2012;

SIP means a share incentive plan that complies with Schedule 2 of ITEPA;

Transfer Regulations means the Transfer of Undertakings (Protection of Employment) Regulations 2006;

Transition Services Agreement has the meaning given to it in the Separation Agreement;

1.2 The headings in this Agreement do not affect its interpretation.

1.3 References in this Agreement to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as amended, consolidated, extended or re-enacted from time to time (whether before or after the date of this Agreement).

1.4 In this Agreement:

(a)	words denoting the singular shall include the plural and vice versa;

(b)	words denoting one gender shall include each gender and all genders;

(c)	references to persons shall be deemed to include references to natural persons, to firms, to partnerships, to bodies corporate, to associations, to organisations and to trusts (in each case whether or not having separate legal personality), but references to individuals shall be deemed to be references to natural persons only;

(d)	references to clauses are references to clauses of this Agreement;

(e)	references to the parties include their respective successors in title, permitted assignees, estates and legal personal representatives; and

(f)	where the word “including” is used it shall be deemed to read “including without limitation”.

1.5 Expressions in this Agreement that are appropriate to companies shall be construed, in relation to an undertaking that is not a company, as references to the corresponding persons, officers, documents or organs, as the case may be, appropriate to undertakings of that nature.

2. TRANSFER OF EMPLOYEES

2.1 The Parties intend that at the Effective Time the employment of all Employees whose employment duties are to be primarily related to the business activities of the Phillips 66 Group immediately after the Effective Time (collectively, the Downstream Employees) and all liabilities relating to their employment (other than rights under the CPP) shall, to the extent such Employees are not already employed by COPL, transfer to COPL by operation of the Transfer Regulations.

2.2 If, following the Effective Time, the contract of employment of any Downstream Employee who was employed by COPUK immediately prior to the Effective Time is found or alleged not to have effect by virtue of the Transfer Regulations as if originally made with COPL, the Parties agree that:

(a)	COPL will, within 14 days of becoming aware of such finding or allegation, make an offer of employment to such Downstream Employee, to take effect upon the termination referred to in clause 2.2(b) below, on terms and conditions which (other than the identity of the employer and any terms and conditions relating to an occupational pension scheme) do not differ from the corresponding provisions of the Downstream Employee’s contract of employment immediately before the Effective Time;

(b)	if such offer of employment is accepted by the relevant Downstream Employee within 14 days of the offer being made, the Downstream Employee will be released from employment by COPUK;

(c)	if such offer of employment is not accepted by the relevant Downstream Employee within 14 days of the offer being made (or if no such offer is made by COPL), COPUK may terminate the employment of such Downstream Employee and COPL agrees to indemnify COPUK for any costs arising in relation to the employment of such Downstream Employee between the Effective Time and the termination date, and any costs arising in connection with the termination of employment of such Downstream Employee.

2.3 If, following the Effective Time, the contract of employment of any Downstream Employee who was employed by COPL immediately prior to the Effective Time is found or alleged to have effect by virtue of the Transfer Regulations as if originally made with COPUK, the Parties agree that:

(a)	COPL will, within 14 days of becoming aware of such finding or allegation, make an offer of employment to such Downstream Employee, to take effect upon the termination referred to in clause 2.3(b) below, on terms and conditions which do not differ from the corresponding provisions of the Downstream Employee’s contract of employment immediately before the Effective Time;

(b)	if such offer of employment is accepted by the relevant Downstream Employee within 14 days of the offer being made, the Downstream Employee will be released from employment by COPUK;

(c)	if such offer of employment is not accepted by the relevant Downstream Employee within 14 days of the offer being made (or if no such offer is made by COPL), COPUK may terminate the employment of such Downstream Employee and COPL agrees to indemnify COPUK for any costs arising in relation to the employment of such Upstream Employee between the Effective Time and the termination date, and any costs arising in connection with the termination of employment of such Downstream Employee.

2.4 The Parties intend that at the Effective Time, the employment of all Employees whose employment duties are to be primarily related to the business activities of the COP Group immediately after the Effective Time (collectively, the Upstream Employees) and all liabilities relating to their employment (other than rights under the CPP) shall, to the extent such Employees are not already employed by COPUK, transfer to COPUK by operation of the Transfer Regulations.

2.5 If, following the Effective Time, the contract of employment of any Upstream Employee who was employed by COPL immediately prior to the Effective Time is found or alleged not to have effect by virtue of the Transfer Regulations as if originally made with COPUK, the Parties agree that:

(a)	COPUK will, within 14 days of becoming aware of such finding or allegation, make an offer of employment to such Upstream Employee, to take effect upon the termination referred to in clause 2.5(b) below, on terms and conditions which (other than the identity of the employer and any terms and conditions relating to an occupational pension scheme) do not differ from the corresponding provisions of the Upstream Employee’s contract of employment immediately before the Effective Time;

(b)	if such offer of employment is accepted by the relevant Upstream Employee within 14 days of the offer being made, the Upstream Employee will be released from employment by COPL;

(c)	if such offer of employment is not accepted by the relevant Upstream Employee within 14 days of the offer being made (or if no such offer is made by COPUK), COPL may terminate the employment of such Upstream Employee and COPUK agrees to indemnify COPL for any costs arising in relation to the employment of such Upstream Employee between the Effective Time and the termination date, and any costs arising in connection with the termination of employment of such Upstream Employee.

2.6 If, following the Effective Time, the contract of employment of any Upstream Employee who was employed by COPUK immediately prior to the Effective Time is found or alleged to have effect by virtue of the Transfer Regulations as if originally made with COPL, the Parties agree that:

(a)	COPUK will, within 14 days of becoming aware of such finding or allegation, make an offer of employment to such Upstream Employee, to take effect upon the termination referred to in clause 2.6(b) below, on terms and conditions which do not differ from the corresponding provisions of the Upstream Employee’s contract of employment immediately before the Effective Time;

(b)	if such offer of employment is accepted by the relevant Upstream Employee within 14 days of the offer being made, the Upstream Employee will be released from employment by COPL;

(c)	if such offer of employment is not accepted by the relevant Upstream Employee within 14 days of the offer being made (or if no such offer is made by COPUK), COPL may terminate the employment of such Upstream Employee and COPUK agrees to indemnify COPL for any costs arising in relation to the employment of such Upstream Employee between the Effective Time and the termination date, and any costs arising in connection with the termination of employment of such Upstream Employee.

2.7 All former employees of COPUK whose employment has terminated prior to the Effective Time, shall be Former COPUK Employees (regardless of whether or not they provided services to an upstream or downstream business during their employment). All former employees of COPL whose employment has terminated prior to the Effective Time, shall be Former COPL Employees (regardless of whether or not they provided services to an upstream or downstream business during their employment). Notwithstanding any other provisions in this Agreement, any liabilities in respect of Former COPUK Employees or Former COPL Employees who, prior to the Effective Time, are deferred or pensioner members of the CPP will remain liabilities of the CPP.

2.8 On and after the Effective Time, (i) COPUK shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of the Upstream Employees and the treatment of any applicable Former COPUK Employees in respect of their former employment, and (ii) COPL shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related laws and requirements relating to the employment of the Downstream Employees and the treatment of any applicable Former COPL Employees in respect of their former employment.

3. ALLOCATION OF LIABILITIES

3.1 Except as otherwise provided in this Agreement:

(a)	COPL shall assume and be solely liable for, the handling, administration, investigation, and defence of claims or actions by or in respect of any of the Downstream Employees on or after the Effective Time; and

(b)	COPUK shall assume and be solely liable for, the handling, administration, investigation, and defence of claims or actions by or in respect of any of the Upstream Employees on or after the Effective Time.

4. INFORMATION AND CONSULTATION

4.1 Subject to any limitations imposed by applicable law, COPUK and COPL shall provide to the other and their respective agents and vendors all information necessary for the Parties to perform their respective duties under this Agreement.

4.2 Each Party will comply with any legislative requirements which are triggered by the automatic transfer of the employment contracts of the Upstream Employees or the Downstream Employees to consult with such employees or their representatives or to provide information to the relevant members of the other Party in relation to such employees, including under Regulation 11, Regulation 13 and Regulation 14 of the Transfer Regulations.

5. PROVISION OF EMPLOYEES – TRANSITION SERVICES AGREEMENT

5.1 The Parties recognise that:

(a)	a certain number of the Upstream Employees will be providing services to COPL pursuant to the terms of the Transition Services Agreement; and

(b)	a certain number of the Downstream Employees will be providing services to COPUK pursuant to the terms of the Transition Services Agreement.

5.2 The Parties agree to provide all reasonable assistance to each other (or procure that such assistance is provided) to facilitate the provision of Employees under such arrangements.

5.3 The Parties intend and believe that neither the provision of any services pursuant to the Transition Services Agreement, nor the termination of such services, shall constitute a “relevant transfer” for the purposes of the Transfer Regulations.

5.4 If any Upstream Employee who is providing services to COPL pursuant to the Transition Services Agreement is found or alleged to have become by operation of the Transfer Regulations an employee of COPL (an Alleged COPL Transferee):

(a)	COPL may terminate the employment of such Alleged COPL Transferee; and

(b)	provided that the termination is effected within one month of the date on which COPL becomes aware of the finding or allegation in respect of such Alleged COPL Transferee, COPUK agrees to indemnify COPL in respect of any expenses, losses, fees, costs and/or liabilities arising out of the employment of such Alleged COPL Transferee and its termination.

5.5 If any Downstream Employee who is providing services to COPUK pursuant to the Transition Services Agreement is found or alleged to have become by operation of the Transfer Regulations an employee of COPUK (an Alleged COPUK Transferee):

(a)	COPUK may terminate the employment of such Alleged COPUK Transferee; and

(b)	provided that the termination is effected within one month of the date on which COPUK becomes aware of the finding or allegation in respect of such Alleged COPUK Transferee, COPL agrees to indemnify COPUK in respect of any expenses, losses, fees, costs and/or liabilities arising out of the employment of such Alleged COPUK Transferee and its termination.

6. PROVISION OF EMPLOYEES – SECONDMENTS

6.1 The Parties recognise that:

(a)	COPUK may second Upstream Employees (each such individual being a COPUK Secondee) to COPL on or after the Effective Time for a specified period; and

(b)	COPL may second Downstream Employees (each such individual being a COPL Secondee) to COPUK on or after the Effective Time for a specified period.

6.2 COPUK shall:

(a)	procure that the COPUK Secondees shall enter into such contractual arrangements with COPUK or COPL as are necessary for them to be seconded to COPL in accordance with clause 6.1; and

(b)	enter into such agreements with COPL as are necessary to document such secondments.

6.3 COPL shall:

(a)	procure that the COPL Secondees shall enter into such contractual arrangements with COPL or COPUK as are necessary for them to be seconded to COPUK in accordance with clause 6.1; and

(b)	enter into such agreements with COPUK as are necessary to document such secondments.

7. UK SHARE INCENTIVE PLAN

7.1 COPUK and COPL shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this clause 7, including, to the extent practicable, providing written notice or similar communication to each Employee who holds shares under the COP Group UK SIP, informing such Employee of the actions contemplated by this clause 7 in respect of such shares.

7.2 The Parties will arrange for appropriate communications to be sent to participants in the COP Group UK SIP to explain the effect of the Distribution on their participation in the COP Group UK SIP.

7.3 COPUK shall procure that each Upstream Employee who is participating in the COP Group UK SIP and each Downstream Employee who is participating in the COP Group UK SIP shall be paid a sum of compensation in relation to any UK income tax and social security contributions payable in relation to Phillips 66 Common Stock on the Distribution.

7.4 COPL will prior to the Effective Time establish a new SIP for the benefit of Downstream Employees (the Phillips 66 Group UK SIP), the terms of which will be substantially similar to the terms of the COP Group UK SIP (save that the Phillips 66 Group UK SIP shall relate to Phillips 66 Common Stock rather than COP Common Stock).

7.5 COPL shall invite all eligible Downstream Employees to apply for participation in the Phillips 66 Group UK SIP to take effect as soon as reasonably practicable the Effective Time.

7.6 Following the Effective Time Downstream Employees shall:

(a)	cease to be eligible for new grants of share awards under the COP Group UK SIP;

(b)	be permitted to retain COP Common Stock acquired before the Effective Time in the COP Group UK SIP for a period of 90 days after such time as HMRC confirms the relevant sponsoring companies of the COP Group and the Phillips 66 Group have ceased to be “associated companies” (as defined in paragraph 94 of Schedule 2 to ITEPA); and

(c)	be eligible to participate in the Phillips 66 Group UK SIP on terms substantially similar to their participation in the COP Group UK SIP.

7.7 Both Parties agree to cooperate in seeking agreement with HMRC that the relevant sponsoring company of the COP Group UK SIP and the relevant sponsoring company of the Phillips 66 Group UK SIP will be treated as ceasing to be “associated companies” (as defined in paragraph 94 of Schedule 2 to ITEPA) as from the Effective Time.

7.8 Each Party agrees to cooperate in providing the other Party with sufficient information relating to its share register in order to establish when the Parties shall cease to be “associated companies” (as defined in paragraph 94 of Schedule 2 to ITEPA).

7.9 COPL will provide the trustee or shall procure the provision to the trustee of the COP Group UK SIP with details of any Downstream Employees who have ceased to be employed by COPL in the UK and their reason for leaving.

7.10 COPL will procure that the trustee of the COP Group UK SIP is kept informed of the Phillips 66 Common Stock awarded to or acquired by each Downstream Employee under the Phillips 66 Group UK SIP.

7.11 COPUK will procure that the trustee of the Phillips 66 Group UK SIP is kept informed of the COP Common Stock awarded to or acquired by each Downstream Employee under the COP Group UK SIP.

7.12 COPL will procure that COPUK is reimbursed for any costs associated with the operation of the COP Group UK SIP that relate to Downstream Employees.

8. TAX REPORTING AND WITHHOLDING FOR EQUITY-BASED AWARDS

8.1 COPUK will be responsible for all income, payroll, or other tax reporting related to income of Upstream Employees or Former COPUK Employees from equity-based awards, and COPL will be responsible for all income, payroll, or other tax reporting related to income of Downstream Employees or Former COPL Employees from equity-based awards. Similarly, COPUK will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards, and COPL will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards. Further, COPUK shall be responsible for remitting applicable tax withholdings for Upstream Employees to each applicable taxing authority, and COPL shall be responsible for remitting applicable tax withholdings for Downstream Employees to each applicable taxing authority; provided, however, that either COPUK or COPL shall act as agent for the other company by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction to an appropriate taxing authority. COPUK and COPL will cooperate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

9. PENSIONS

9.1 The Parties acknowledge and agree that matters relating to the UK ConocoPhillips Pension Plan (CPP) shall be dealt with in accordance with the provisions of a pensions demerger agreement to be entered into between COPUK, COPL, the trustee of the CPP and the trustee of a new occupational pension scheme to be established by COPL.

10. GENERAL PROVISIONS

10.1 The rights of COPUK and COPL to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

10.2 Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Separation Agreement, including Section 7.8 of the Separation Agreement.

10.3 All Liabilities retained, assumed, or indemnified against by COPL pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by COPUK pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require COPL to pay or reimburse to COPUK any benefit-related cost item that COPL has paid or reimbursed to COPUK prior to the Effective Time; and (ii) no provision of this Agreement shall require COPUK to pay or reimburse to COPL any benefit-related cost item that COPUK has paid or reimbursed to COPL prior to the Effective Time.

10.4 Except as otherwise provided in this Agreement, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.

10.5 COPUK and COPL each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or applicable law. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

10.6 This Agreement, together with the documents referenced herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent any provision of this Agreement conflicts with the provisions of the Separation Agreement, the provisions of this Agreement shall be deemed to control with respect to the subject matter hereof. To the extent that any provision of this Agreement conflicts with the provisions of the Employee Matters Agreement, in so far as the matter relates to employees of COPL or COPUK, this Agreement shall prevail. Any matters concerning employees of COPL or COPUK which are not dealt with expressly in this Agreement shall be governed by the terms of the Employee Matters Agreement.

10.7 This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement including under the Contracts (Rights of Third Parties) Act 1999 or other equivalent applicable law. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Parties.

10.8 No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of another Party, (ii) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by another Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.

10.9 All rights and remedies existing under this Agreement attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.10 Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given: (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.

10.11 This Agreement may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

10.12 If any term or other provision of this Agreement is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.13 This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by and construed and interpreted in accordance with the laws of England.

10.14 The procedures for negotiation and binding arbitration set forth in Article VIII of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.

10.15 The Parties each agree to take such further actions and to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

10.16 This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.

10.17 Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Effective Time, this Agreement shall be of no further force and effect.

SIGNATURE

This Agreement is signed by duly authorised representatives of the parties:

SIGNED	)	SIGNATURE:
for and on behalf of	)
ConocoPhillips (U.K. Limited))		NAME:

SIGNED	)	SIGNATURE:
for and on behalf of	)
ConocoPhillips Limited	)	NAME: